Exhibit 10.3

Dated 14 April 2021

Sustainable Revolving Credit Facility Agreement

between

Oatly Group AB

as Company

Oatly AB

as Original Borrower

BNP Paribas SA, Bankfilial Sverige, Coöperatieve Rabobank U.A., Nordea

Bank ABP, Filial I Sverige and Skandinaviska Enskilda Banken AB (publ)

as Bookrunning Mandated Lead Arrangers

Barclays Bank Ireland PLC, J.P. Morgan AG and Morgan Stanley Bank

International Limited

as Mandated Lead Arrangers

Credit Suisse (Deutschland) Aktiengesellschaft

as Lead Arranger

BNP Paribas SA, Bankfilial Sverige and Coöperatieve Rabobank U.A.

as Joint Coordinators

The Financial Institutions

as Original Lenders

Skandinaviska Enskilda Banken AB (publ)

as Agent

and

Skandinaviska Enskilda Banken AB (publ)

as Security Agent

White & Case LLP

5 Old Broad Street

London EC2N 1DW

(i)

32.	Sharing among the Secured Parties	144

33.	Payment Mechanics	146

34.	Set-Off	149

35.	Notices	150

36.	Calculations and Certificates	152

37.	Partial Invalidity	153

38.	Remedies and Waivers	153

39.	Amendments and Waivers	153

40.	Confidential Information	161

41.	Confidentiality of Funding Rates	164

42.	Disclosure of Lender details by Agent	166

43.	Counterparts	166

44.	Bail-In	166

45.	Governing Law	169

46.	Enforcement	169

Schedule 1	The Original Parties	170

Part 1	The Original Obligors	170

Part 2	The Original Lenders	171

Schedule 2	Conditions Precedent	172

Part 1	Conditions Precedent to Initial Utilisation	172

Part 2	Conditions Precedent Required to be Delivered by an Additional Obligor	174

Schedule 3	Utilisation Request	175

Schedule 4	Ancillary Facility Request	176

Schedule 5	Form of Transfer Certificate	177

Schedule 6	Form of Assignment Agreement	179

Schedule 7	Form of Accession Letter	182

Schedule 8	Form of Resignation Letter	183

Schedule 9	Form of Compliance Certificate	184

Schedule 10	Timetables	185

Schedule 11	Form of Increase Confirmation	187

Schedule 12	Reference Rate Terms	189

Part 1	Sterling	189

(ii)

(iii)

This Sustainability-Linked Multicurrency Revolving Facility Agreement is dated _____ April 2021 and made

Between:

(1)	Oatly Group AB, a limited liability company incorporated in Sweden under registration number 559081-1989 as company (the “Company”);

(2)	Oatly AB, a limited liability company incorporated in Sweden under registration number 556446-1043 as original borrower (the “Original Borrower”);

(3)	The Company and the Original Borrower (as listed in Part 1 of Schedule 1) as original guarantors (the “Original Guarantors”);

(4)

BNP Paribas SA, Bankfilial Sverige, Coöperatieve Rabobank U.A., Nordea Bank ABP, Filial I Sverige and Skandinaviska Enskilda Banken AB (publ) as bookrunning mandated lead arrangers (the “Bookrunning Mandated Lead Arrangers”);

(5)	Barclays Bank Ireland PLC, J.P. Morgan AG and Morgan Stanley Bank International Limited as mandated lead arrangers (the “Mandated Lead Arrangers”);

(6)	Credit Suisse (Deutschland) Aktiengesellschaft as Lead Arranger (and together with the Bookrunning Mandated Lead Arrangers, the Mandated Lead Arrangers and the Joint Coordinators, the “Arrangers”);

(7)	BNP Paribas SA, Bankfilial Sverige and Coöperatieve Rabobank U.A. as joint coordinators, joint sustainability coordinators and joint documentation agent (the “Joint Coordinators”);

(8)	The Financial Institutions listed in Part 2 of Schedule 1 as lenders (the “Original Lenders”);

(9)	Skandinaviska Enskilda Banken AB (publ) as agent of the other Finance Parties (the “Agent”); and

(10)	Skandinaviska Enskilda Banken AB (publ) as security trustee and security agent for the Secured Parties (the “Security Agent”).

It is agreed as follows:

Section 1

Interpretation

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“ACCDR” has the meaning given to that term in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate).

“Acceptable Bank” means:

(a)	the Original Lenders, an Affiliate of any Original Lender, the Agent or the Security Agent;

(b)

a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Agent.

“Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

“Accounting Principles” means, in relation to any member of the Group incorporated in Sweden, IFRS or the accounting principles applicable to it in Sweden (including IFRS (if applicable)) and, in relation to any other member of the Group, accounting principles, standards, practices in its jurisdiction of incorporation (including IFRS, if applicable).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Adjusted Equity” has the meaning given to that term in Clause 24.1 (Financial definitions).

“ADSs” means the American depositary shares.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the Stockholm foreign exchange market at or about 11:00 a.m. on a particular day.

“Aggregate Total Sustainable Incremental Facility Commitments” means, at any time, the aggregate of the Total Sustainable Incremental Facility Commitments relating to each Sustainable Incremental Facility.

“Alternative Term Rate” means any rate specified as such in the applicable Reference Rate Terms.

“Alternative Term Rate Adjustment” means any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the applicable Availability Period for the relevant Sustainable Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Facility Request” means a notice substantially in the form set out in Schedule 4 (Ancillary Facility Request).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance);

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document

“Annual Report” has the meaning given to that term in Clause 23 (Information Undertakings).

“Annualised Cumulative Compounded Daily Rate” has the meaning given to that term in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate).

“Article 55 BRRD” has the meaning given to that term in Clause 44.2 (Bail-In definitions).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)

in relation to the Sustainable Revolving Facility, the period from and including the date of this Agreement to and including the date falling one Month prior to the Termination Date in relation to the Sustainable Revolving Facility; and

(b)	in relation to any Sustainable Incremental Facility, the period specified as such in the Sustainable Incremental Facility Notice relating to that Sustainable Incremental Facility.

“Available Commitment” means, in relation to a Sustainable Facility, a Lender’s Commitment under that Sustainable Facility minus (subject as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Utilisations under that Sustainable Facility and the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments under that Sustainable Facility; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Sustainable Facility on or before the proposed Utilisation Date and, in the case of a Sustainable Facility only, the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment under that Sustainable Facility in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under a Sustainable Facility only, the following amounts shall not be deducted from that Lender’s Sustainable Facility Commitment:

(i)	that Lender’s participation in any Loans under that Sustainable Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)

that Lender’s (and its Affiliate’s) Ancillary Commitments in respect of an Ancillary Facility which has been designated from all or part of that Sustainable Facility, to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Facility” means, in relation to a Sustainable Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Sustainable Facility.

“Bail-In Action” has the meaning given to that term in Clause 44.2 (Bail-in Definitions).

“Bail-In Legislation” has the meaning given to that term in Clause 44.2 (Bail-in Definitions).

“Base Currency” means SEK.

“Base Currency Amount” means:

(a)

in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and

(b)

in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Original Borrower pursuant to Clause 7.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Baseline CAS” means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Blocking Law” means:

(a)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union);

(b)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018; or

(c)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung).

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to Clause 7.9 (Affiliates of Borrowers).

“Borrowings” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Break Costs” means any amount specified as such in the applicable Reference Rate Terms.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Stockholm and London and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) which is a TARGET Day; and

(c)	(in relation to:

(i)	the fixing of an interest rate in relation to a Term Rate Loan;

(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

“Cash” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Cash Equivalent Investments” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Capital Expenditure” means any expenditure or obligation in respect of expenditure (other than expenditure or obligations in respect of Permitted Acquisitions) which, in accordance with the Accounting Principles, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).

“CEBA” means Cereal Base CEBA AB, a limited liability company incorporated in Sweden under registration number 556482-2988.

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Code” means the US Internal Revenue Code of 1986.

“Charged Property” means all of the assets of any member of the Group (including, on the date of this Agreement, the Company and CEBA) which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Clean-Up Default” means an Event of Default other than an Event of Default under any of Clause 26.1 (Non-payment), Clause 26.6 (Insolvency), Clause 26.7 (Insolvency Proceedings), Clause 26.8 (Creditors’ process), Clause 26.9 (Ownership of the Obligors), Clause 26.10 (Unlawfulness) and Clause 26.11 (Repudiation).

“Clean-Up Period” means, in relation to a Permitted Acquisition, the period beginning on the closing date for that acquisition and ending on the date falling 45 days after that closing date or on such other date agreed by the Majority Lenders.

“Clean-Up Representation” means any of the representations and warranties under Clause 22 (Representations) other than under Clause 25.12 (Sanctions).

“Clean-Up Undertaking” means any of the undertakings specified in Clause 25 (General undertakings) other than in Clause 25.12 (Sanctions).

“Commitment” means:

(a)	a Sustainable Revolving Facility Commitment; or

(b)	a Sustainable Incremental Facility Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate).

“Compounded Rate Currency” means any currency which is not a Term Rate Currency.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

“Compounded Rate Loan” means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and.

(b)	the applicable Baseline CAS, Fallback CAS or Rate Switch CAS (if any).

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Original Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Original Borrower and each Finance Party.

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or a Sustainable Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Sustainable Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Original Borrower and the Agent.

“Conversion Option” has the meaning given to that term in Clause 24.2 (Conversion Option).

“Cure Amount” has the meaning given to that term in paragraph (a) of Clause 24.5 (Equity Cure).

“Cure” has the meaning given to that term in Clause 24.5 (Equity Cure).

“Cumulated RFR Banking Day” has the meaning given to that term in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate).

“Cumulation Period” has the meaning given to that term in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate).

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 14 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Gross Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.

“Designated Net Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Sustainable Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“EBITDA” has the meaning given to that term in Clause 24.1 (Financial definitions).

“EEA Member Country” has the meaning given to that term in Clause 44.2 (Bail-In definitions).

“EIF Backed Facility Agreement” means the EUR 7,500,000 European Investment Fund backed facility agreement originally dated 8 October 2019 (as amended pursuant to an amendment agreement dated 9 September 2020 and as further amended and restated from time to time) and entered into between, amongst others the AB Svensk Exportkredit (publ) as lender, the Company as guarantor and the Original Borrower as borrower.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Original Borrower and which, in each case, is not a member of the Group.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Equity” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Establishment Date” means, in relation to a Sustainable Incremental Facility, the later of:

(a)	the proposed Establishment Date specified in the relevant Sustainable Incremental Facility Notice; and

(b)	the date on which the Agent executes the relevant Sustainable Incremental Facility Notice.

“EU Bail-In Legislation Schedule” has the meaning given to that term in Clause 44.2 (Bail-In definitions).

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Exceptional Items” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Excluded Swap Obligation” means, with respect to any Guarantor or CEBA, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor or CEBA of Security to secure, such Swap Obligation (or any guarantee of that Swap Obligation) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such Security becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Hedging Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or Security is or becomes illegal.

“Existing Debt Financing” means the Group’s existing debt financing consisting of a SEK 1,925,000,000 facilities agreement originally dated 12 June 2020 (as amended from time to time) between, inter alios, the Company, the Original Borrower and Nordea Bank AB (publ) as coordinator, agent and security agent.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fallback CAS” means, in relation to any Loan in a Term Rate Currency which becomes a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 14.1 (Interest calculation if no Primary Term Rate), any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

(a)

any letter or letters dated on or about the date of this Agreement between the Arrangers and the Company (or the Agent or the Security Agent and the Company) setting out any of the fees referred to in Clause 15 (Fees);

(b)

any agreement setting out fees payable to a Finance Party referred to in paragraph (h) of Clause 2.6 (Increase) or Clause 15.5 (Interest, commission and fees on Ancillary Facilities) or under any other Finance Document; and

(c)	any agreement setting out fees payable in respect of a Sustainable Incremental Facility referred to in Clause 8.9 (Sustainable Incremental Facility fees).

“Financial Covenant” has the meaning given to it in Clause 24.5 (Equity Cure)

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Ancillary Document, any Compliance Certificate, any Sustainability Compliance Certificate, any Sustainable Incremental Facility Notice, any Resignation Letter, any Transaction Security Document, any Utilisation Request, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as such by the Agent and the Company.

“Finance Lease” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Finance Party” means the Agent, the Security Agent, the Arrangers, any Ancillary Lender or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date applicable to the Sustainable Revolving Facility or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(i) of Clause 14.3 (Cost of Funds).

“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted.

“Group” means the Company and its Subsidiaries for the time being.

“Group Structure Chart” means the group structure chart in the agreed form.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Half-yearly Financial Statements” has the meaning given to it under Clause 23 (Information Undertakings).

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by any Obligor and a hedge counterparty for the purpose of hedging foreign exchange rate risks and/or interest rate risks in relation to the Sustainable Facilities or otherwise in the ordinary course of business of the Group and not for speculative purposes.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation).

“Increased Costs” has the meaning given to that term in Clause 17.1 (Increased Costs).

“Increase Lender” has the meaning given to that term in Clause 2.6 (Increase).

“Initial Public Offering” means the initial public offering pursuant to which the ADSs representing the ordinary shares in the Company will be listed on The Nasdaq Global Select Market.

“Initial Public Offering Failure Date” means the earliest to occur of the following:

(a)	the date on which the Company confirms to the Agent that the Company is no longer actively pursuing the Initial Public Offering;

(b)	the date the Registration Statement filed with the U.S. Securities and Exchange Commission with respect to the Initial Public Offering is withdrawn;

(c)	the date on which the Company notifies the Agent that the Initial Public Offering Underwriting Agreement has been terminated prior to payment for and delivery of the ADSs to be sold thereunder;

(d)

the date on which the Company notifies the Agent that the Initial Public Offering Proceeds are or are reasonably expected to be received in an amount which is less than USD 750,000,000 (or its equivalent in any other currency); and

(e)	provided that the Initial Public Offering Settlement Date has not occurred by such time, the date falling six Months after the date of this Agreement,

provided that, the confirmations and notifications specified in paragraphs (a), (c) and (d) above shall in each case, be made by the Company, promptly upon such determination having been made or the Company becoming aware of such event (as applicable).

“Initial Public Offering Proceeds” means the net proceeds (having deducted, for the avoidance of doubt, any transaction fees, costs and expenses and applicable taxes) received by the Company on the Initial Public Offering Settlement Date in connection with the Initial Public Offering.

“Initial Public Offering Settlement Date” means the settlement date of the proposed Initial Public Offering.

“Initial Public Offering Underwriting Agreement” means the underwriting agreement to be entered into among the Company, any selling shareholders named therein, and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters, on or around the date of pricing of the Initial Public Offering.

“Insolvency Event” in relation to an entity means that such entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intangible Assets” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.6 (Default Interest).

“Interpolated Alternative Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Alternative Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Alternative Term Rate for the longest period (for which that Alternative Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Alternative Term Rate for the shortest period (for which that Alternative Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

“Interpolated Primary Term Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or Clause 28 (Changes to the Obligors).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	the principle that any additional interest or payment of compensation imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)

that a court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court;

(e)

that a court may not give effect to the provisions of Clause 37 (Partial Invalidity) or similar provision in another Finance Document), or that interest of a default rate on overdue amounts may be a penalty and not recoverable;

(f)

that the parties’ choice of law may not be recognised or upheld for reasons of public policy or otherwise, or that a judgement in a court in one jurisdiction may not be recognised or enforced in another jurisdiction, or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have previously been brought before another court;

(g)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(h)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.6 (Increase), Clause 8 (Establishment of Incremental Facilities) or Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Liquidity” has the meaning given to that term in Clause 24.1 (Financial definitions).

“LMA” means the Loan Market Association.

“Loan” means a Sustainable Revolving Facility Loan or Sustainable Incremental Facility Loan.

“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.

“Majority Lenders” means:

(a)

(for the purposes of paragraph (a) of Clause 39.1 (Required Consents) in the context of a waiver in relation to a proposed Utilisation of the Sustainable Revolving Facility of the condition in Clause 4.2 (Further Conditions Precedent)), a Lender or Lenders whose Sustainable Revolving Facility Commitments aggregate more than 66 2⁄3 per cent. of the Total Sustainable Revolving Facility Commitments; and

(b)

(for the purposes of paragraph (a) of Clause 39.1 (Required Consents) in the context of a waiver in relation to a proposed Utilisation of a Sustainable Incremental Facility of the condition in Clause 4.2 (Further Conditions Precedent)), the Sustainable Incremental Facility Majority Lenders under that Sustainable Incremental Facility; and

(c)

(in any other case), a Lender or Lenders whose Commitments aggregate more than 66 2⁄3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Commitments immediately prior to that reduction).

“Margin” means, subject to Clause 12.3 (Sustainability Adjustments) and Clause 12.4 (Margin premium for Loans and Unpaid Sums in USD and GBP):

(a)	prior to the exercise of the Conversion Option:

(i)	in relation to any Sustainable Revolving Facility Loan, 2.25 per cent. per annum;

(ii)

in relation to any Sustainable Incremental Facility Loan, the percentage rate per annum specified as such in the Sustainable Incremental Facility Notice relating to the Sustainable Incremental Facility under which that Sustainable Incremental Facility Loan is made or is to be made;

(iii)	in relation to any Unpaid Sum relating or referable to a Sustainable Facility, the rate per annum specified above for that Sustainable Facility; and

(iv)	in relation to any other Unpaid Sum, the highest rate specified above,

(b)	following the exercise of the Conversion Option,

(i)	in relation to any Sustainable Revolving Facility Loan, 2.25 per cent. per annum;

(ii)

in relation to any Sustainable Incremental Facility Loan, the percentage rate per annum specified as such in the Sustainable Incremental Facility Notice relating to the Sustainable Incremental Facility under which that Sustainable Incremental Facility Loan is made or is to be made;

(iii)	in relation to any Unpaid Sum relating or referable to a Sustainable Facility, the rate per annum specified above for that Sustainable Facility; and

(iv)	in relation to any other Unpaid Sum, the highest rate specified above,

but if (following the exercise of the Conversion Option):

(A)	no Event of Default has occurred and is continuing; and

(B)	the Total Net Leverage Ratio in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin for each Sustainable Revolving Facility Loan will be the percentage per annum set out below in the column opposite that range:

Total Net Leverage Ratio	Margin (per cent. per annum)
Greater than 2.25:1	2.25
Equal to or less than 2.25:1, but greater than 1.75:1	2.00
Equal to or less than 1.75:1, but greater than 1.25:1	1.75
Equal to or less than 1.25:1	1.50

However:

(a)

any increase or decrease in the Margin for a Loan shall take effect on the date (the “reset date”) falling three Business Days from the date of receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 23.2 (Compliance Certificate);

(b)

if, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Report, that Compliance Certificate does not confirm the basis for a reduced or increased Margin, then paragraph (b) or (c) (as applicable) of Clause 12.5 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised ratio of Total Net Leverage Ratio calculated using the figures in that Compliance Certificate;

(c)

while an Event of Default is continuing or the Company is in breach of its obligation to deliver a Compliance Certificate, the Margin for each Loan under the Sustainable Revolving Facility shall be the highest percentage per annum set out above for a Loan under the Sustainable Revolving Facility (and, following a remedy or waiver of such Event of Default or breach of obligation to deliver a Compliance Certificate, the applicable Margin for the Sustainable Revolving Facility will be recalculated in accordance with the ratchet above); and

(d)	for the purpose of determining the Margin, Total Net Leverage Ratio and Relevant Period shall be determined in accordance with Clause 24.1 (Financial definitions).

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms.

“Material Adverse Effect” means a material adverse effect on:

(a)

the business, assets or financial condition of the Group (in each case taken as a whole), provided that an event (or a series of events) which affect(s) or is (are) likely to affect the ability of the Obligors to comply with their obligations pursuant to Clause 24 (Financial Covenants) shall not for that reason be a Material Adverse Effect;

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under any Finance Document; or

(c)

subject to the Legal Reservations and Perfection Requirements, the validity or enforceability of any of the Finance Documents or the validity, legality or effectiveness or priority or ranking of the Transaction Security, which, if capable of remedy, is not remedied within 20 Business Days of the Company or any other Obligor or CEBA becoming aware of the issue, provided that such period shall run concurrently with any other applicable grace period.

“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency) a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

“Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.

“New Company Injections” means the aggregate amount of:

(a)	amounts contributed to the Company by the shareholders of the Company by way of equity; and

(b)	amounts of shareholder loans made to the Company which are subordinated to the Sustainable Facilities to the satisfaction of the Lenders,

in either case (i) only taking into account amounts subscribed, lent or converted after the date of this Agreement and (ii) excluding any capitalised interest.

“New Lender” has the meaning given to that term in Clause 27.1 (Assignments and Transfers by the Lenders).

“Non-Consenting Lender” has the meaning given to that term in Clause 39.6 (Replacement of Lender).

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Original Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.8 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions Relating to Optional Currencies).

“Original Financial Statements” means the audited consolidated financial statements of the Company for the financial year ended 31 December 2020.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated, organised or formed, as applicable, as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower and/or a Guarantor (as the case may be).

“Original Obligor” means the Original Borrower or an Original Guarantor.

“Participant” has the meaning given to it in Clause 27.11 (The Participant Register).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participant Register” has the meaning given to it in Clause 27.11 (The Participant Register).

“Party” means a party to this Agreement.

“Perfection Requirements” means the making of the appropriate registrations, filings or notifications of the Transaction Security Documents as specifically contemplated by any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

“Permitted Acquisition” means:

(a)	any acquisition agreed to by the Agent (acting on behalf of the Majority Lenders);

(b)

an acquisition by the Company or any Subsidiary of the Company of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(c)	an acquisition of securities which are Cash Equivalent Investments;

(d)

the incorporation of a limited liability company or the purchase of shares in an off-the-shelf limited liability company (by the Company or any Subsidiary of the Company) which becomes a member of the Group;

(e)

any acquisition or acquisitions by the Company or any Subsidiary of the Company of a company or a business or undertaking engaged in a business substantially the same as, or complementary to, that carried on by the Company or the Group, provided that:

(i)

from the date the Conversion Option is exercised, the Total Net Leverage Ratio as at the most recent Quarter Date for which Financial Statements have been delivered pursuant to the terms of this Agreement, determined by reference to such Financial Statements, is equal to or less than 3.50:1; or

(ii)

prior to the exercise of the Conversion Option only, the consideration (including associated costs and expenses and deferred consideration) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition (the “Total Purchase Price”)) does not during the life of the Sustainable Facilities exceed in aggregate SEK 1,500,000,000 (or its equivalent in other currencies; and

(f)

any acquisition fully funded by New Company Injections of a company or a business or undertaking engaged in a business substantially the same as, or complementary to, that carried on by the Company or the Group.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal, which, except in the case of paragraphs (b) and (c) below, is on arm’s length terms:

(a)	of trading assets or the expenditure of Cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)

of any asset by a member of the Group that is not an Obligor or CEBA to another member of the Group save for any asset by a Subsidiary of the Original Borrower to another member of the Group which is not the Original Borrower or a Subsidiary of the Original Borrower;

(c)	in respect of which the Agent (acting on behalf of the Majority Lenders) has given its prior written consent;

(d)	of assets (other than shares in an Obligor or CEBA and businesses or real property) in exchange for other assets comparable or superior as to type, value or quality;

(e)	of obsolete or redundant assets (other than shares in an Obligor or CEBA) not required for the efficient operation of the disposing entity’s business;

(f)	of Cash Equivalent Investments for Cash or in exchange for other Cash Equivalent Investments;

(g)	save in respect of an Original Obligor and CEBA, constituted by a licence of intellectual property rights;

(h)	arising as a result of any Permitted Security;

(i)

of operating leases of real property not required for the ordinary course of trading of any member of the Group granted to third parties on arm’s length terms and not interfering in any material respect with the ordinary course of trading of any member of the Group;

(j)	of cash not otherwise prohibited under the Finance Documents;

(k)	constituting a Permitted Transaction;

(l)	any sale and leaseback arrangement entered into in the ordinary course of business;

(m)	of receivables on a non-recourse basis; and

(n)

if not permitted by the preceding paragraphs, of assets (other than shares in an Original Obligor or CEBA and businesses) for Cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs or as a Permitted Transaction) does not exceed SEK 250,000,000 (or its equivalent in other currencies) in any Financial Year of the Company.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any of the Finance Documents;

(b)	incurred with the prior written consent of the Agent (acting on behalf of the Majority Lenders);

(c)	to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility;

(d)

as a result of any trade credit received (including for the avoidance of doubt but not limited to any liability under any advance or deferred purchase agreement) by any member of the Group from any of its trading partners in the ordinary course of its trading activities (on normal commercial terms);

(e)

as a result of deferred payment arrangements in relation to the cost of any Permitted Acquisition provided that the aggregate amount of such deferred payment arrangements does not during the life of the Sustainable Facilities exceed in aggregate SEK 500,000,000 (or its equivalent in other currencies);

(f)

arising under interest hedging or arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or in respect of utilisations made in Optional Currencies, but not a foreign exchange transaction for investment or speculative purposes;

(g)

of any company, business or undertaking acquired by a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three months following the date of acquisition;

(h)

arising under any netting or set-off arrangement entered into by any member of the Group with a Lender or an Affiliate of a Lender or an Acceptable Bank in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group (including a Multi-account Overdraft) but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors except, in the case of (i) and (ii) above, to the extent such netting, set-off or Security relates to, or is granted in support of, a loan which is not prohibited under the Finance Documents;

(i)	arising under the EIF Backed Facility Agreement provided that the principal amount of Financial Indebtedness thereunder is not increased following the date of this Agreement;

(j)

arising under any working capital facility provided that the total amount of the Financial Indebtedness outstanding under such working capital facility, when aggregated with any amount outstanding under any other working capital facility, does not exceed:

(i)	during the Financial Year ending 31 December 2021, SEK 625,000,000 (or its equivalent in other currencies);

(ii)	during the Financial Year ending 31 December 2022, SEK 750,000,000 (or its equivalent in other currencies); and

(iii)	during the Financial Year ending 31 December 2023 and thereafter, SEK 875,000,000 (or its equivalent in other currencies);

(k)

arising under export credit agency backed loans or Finance Leases, provided that the aggregate capital value of all such items so financed or leased under outstanding leases by members of the Group does not exceed:

(i)	during the Financial Year ending 31 December 2021, SEK 1,500,000,000 (or its equivalent in other currencies);

(ii)	during the Financial Year ending 31 December 2022, SEK 3,000,000,000 (or its equivalent in other currencies); and

(iii)	during the Financial Year ending 31 December 2023 and thereafter, SEK 3,600,000,000 (or its equivalent in other currencies);

(l)	any pension debt incurred in the ordinary course of business;

(m)	until the date of the first Utilisation, incurred under the Existing Debt Financing;

(n)

arising as a consequence of making non-cash group contributions (Sw. koncernbidrag) provided that such Financial Indebtedness is immediately extinguished by way of making unconditional shareholders contributions;

(o)	arising under any sale and leaseback arrangement entered into in the ordinary course of business;

(p)	arising under any intercompany indebtedness between members of the Group and any debt subordinated to the Sustainable Facilities to the satisfaction of the Lenders;

(q)	arising under a Permitted Transaction; or

(r)	not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed SEK 200,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

“Permitted Payment” means:

(a)	any payment consented to by the Agent (acting on behalf of the Majority Lenders);

(b)

from the date the Conversion Option is exercised, the payment of any dividend, return on capital, repayment of capital contributions or other distribution or payment in respect of share capital or partnership interest by the Company to a shareholder of the Company, provided that such payment is made when no Event of Default is continuing or would occur immediately after the making of the payment;

(c)

the payment of any dividend, return on capital, repayment of capital contributions or other distribution or payment in respect of share capital or by way of loan or repayment of interest or principal by the Company to a shareholder of the Company to reimburse such shareholder for any:

(i)

fees for management and administrative services (excluding treasury services but including directors’ fees, professional fees and regulatory costs) provided to members of the Group of a type customarily provided by a shareholder to its Subsidiaries in an aggregate amount not exceeding SEK 200,000,000 (or its equivalent in other currencies) in any Financial Year of the Company;

(ii)

amounts incurred employing employees whose services are required for the operations of the Group in an aggregate amount not exceeding SEK 2,000,000 (or its equivalent in other currencies) in any Financial Year of the Company; and

(iii)	Tax, where the liability is incurred in the ordinary course of activities of the relevant shareholder,

provided that such payment is made when no Event of Default is continuing or would occur immediately after the making of the payment;

(d)

any payment made by the Company to enable an Obligor to make payments of any fees, interest, principal or other charges due to the Finance Parties under any Finance Document and any payment of interest and/or principal made by the Company to an Obligor under any intra-Group loan;

(e)	payment by the Company of:

(i)	principal; and

(ii)	interest (whether capitalised or accrued),

in each case of any shareholder loans existing on the date of this Agreement provided by the direct and/or indirect shareholders of the Company, and certain affiliates of such shareholders, to the Company provided that, in each case, such payment is made when no Event of Default is continuing or would occur immediately after the making of the payment; and

(f)

prior to the Initial Public Offering Settlement Date, any payment made by way of set-off by the Company in connection with the redemption and cancellation of warrants (Sw. teckningsoptioner) in the Company which are outstanding as at the date of this Agreement, provided that such redemption and cancellation of warrants shall be off-set by repayment of a corresponding amount of loan granted by the Company to that warrant holder.

“Permitted Security” means:

(a)	the Transaction Security;

(b)	any Security created with the prior written consent of the Agent (acting on behalf of the Majority Lenders);

(c)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(d)

any netting or set-off arrangement entered into by any member of the Group with a Lender or an Affiliate of a Lender or an Acceptable Bank in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group (including a Multi-account Overdraft) but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors except, in the case of (i) and (ii) above, to the extent such netting, set-off or Security relates to, or is granted in support of, a loan which is not prohibited under the Finance Documents;

(e)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(f)

any Security or Quasi-Security over or affecting any asset acquired by, or any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset or company;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset or company; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group;

(g)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(h)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(i)

any Security or Quasi-Security over accounts receivable, inventory and products and proceeds thereof (together with (i) any related deposit accounts and securities accounts and cash, securities and other financial assets credited thereto, (ii) payment intangibles, chattel paper, letter-of-credit rights, supporting obligations and general intangibles, in each case related thereto, (iii) proceeds of any of the foregoing and (iv) books and records pertaining to any of the foregoing) owned by any member of the Group incorporated in the US securing any working capital facility permitted pursuant to paragraph (j) of the definition of “Permitted Financial Indebtedness”;

(j)

any Security or Quasi-Security arising as a consequence of any Finance Lease permitted pursuant to paragraph (k) of the definition of “Permitted Financial Indebtedness” provided that such Security or Quasi-Security is over the asset to which the Finance Lease relates;

(k)	any Security or Quasi-Security over goods and documents of title to goods arising in the ordinary course of letter of credit transactions under an Ancillary Facility;

(l)

any Security or Quasi-Security over rental deposits arising in the ordinary course of trading in respect of any property leased or licensed by a member of the Group, provided that the deposit does not exceed 12 months’ rent for the relevant property;

(m)	any Security or Quasi-Security over bank accounts held with Acceptable Banks granted as part of that Acceptable Bank’s standard terms and conditions;

(n)	any Security or Quasi-Security arising as a result of legal proceedings being contested in good faith and which is discharged within 30 days of such Security or Quasi-Security first arising;

(o)	until the date of the first Utilisation, any Security or Quasi-Security securing the Existing Debt Financing;

(p)	any Security or Quasi-Security arising by operation of law in respect of Taxes being contested in good faith; and

(q)

any Security (save in respect of Security or Quasi-Security over (i) intellectual property rights or shares in any member of the Group unless otherwise offered to the Lenders and/or (ii) any Charged Property) not permitted by the preceding paragraphs securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (p) above) does not exceed SEK 250,000,000 (or its equivalent in other currencies).

“Permitted Transaction” means:

(a)	subject to Clause 39.2 (All Lender Matters) any transaction consented to by the Agent (acting on behalf of the Majority Lenders);

(b)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(c)

the solvent liquidation or reorganisation of any member of the Group which is not an Obligor or CEBA so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;

(d)	a merger between CEBA and the Original Borrower, provided that:

(i)	the Original Borrower is the surviving entity;

(ii)	the Company immediately after such merger owns 100 per cent. of the shares in the Original Borrower; and

(iii)	the Lenders maintain security over the shares of the Original Borrower from the time of such reorganisation on terms satisfactory to the Agent (acting on the instructions of all Lenders); or

(e)

transactions (other than (i) any acquisition, sale, lease, license, transfer, payment or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

“PRC” means the People’s Republic of China.

“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Published Rate Replacement Event” has the meaning given to that term in Clause 39.4 (Changes to reference rates).

“Published Rate” has the meaning given to that term in Clause 39.4 (Changes to reference rates).

“Protected Party” has the meaning given to that term in Clause 16.1 (Definitions).

“Quarter Date” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Quasi-Security” has the meaning given to that term in Clause 25.3 (Negative pledge).

“Quotation Day” means the day specified as such in the applicable Reference Rate Terms.

“Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Quoted Tenor” means in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Rate Switch CAS” means, in relation to any Loan or Unpaid Sum in a Rate Switch Currency which is or becomes a “Compounded Rate Loan” pursuant to Clause 11 (Rate Switch for USD), any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Rate Switch Currency” has the meaning given to that term in Clause 11.5 (Rate Switch definitions).

“Rate Switch Date” has the meaning given to that term in Clause 11.5 (Rate Switch definitions).

“Rate Switch Trigger Event Date” has the meaning given to that term in Clause 11.5 (Rate Switch definitions).

“Rate Switch Trigger Event” has the meaning given to that term in Clause 11.5 (Rate Switch definitions).

“Realised Value” means the respective value realised for each Sustainability Indicator for the relevant financial year of the Company, as reported on in the Annual Report and as set out in the relevant Sustainability Compliance Certificate for that financial year.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Rate Supplement” means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Company and each Finance Party.

“Reference Rate Terms” means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual), in Schedule 12 (Reference Rate Terms) or in any Reference Rate Supplement.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction which governs a Finance Document to which that Obligor is a party; and

(d)	any jurisdiction where it conducts its business.

“Relevant Market” means, the market specified as such in the applicable Reference Rate Terms.

“Relevant Nominating Body” has the meaning given to that term in Clause 39.4 (Changes to reference rates).

“Relevant Obligations” has the meaning given to it in paragraph (c)(ii) of Clause 27.7 (Procedure for Assignment).

“Relevant Period” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clauses 22.1 (Status) to 22.6 (Governing Law and Enforcement), Clause 22.8 (No Default), paragraph (c) of Clause 22.9 (Financial Statements), Clause 22.10 (Pari Passu Ranking), Clause 22.14 (Anti-corruption law), Clause 22.15 (Sanctions), Clause 22.18 (Legal and beneficial ownership) and Clause 22.19 (Shares).

“Replacement Lender” has the meaning given to that term in Clause 39.8 (Replacement of a Defaulting Lender).

“Replacement Reference Rate” has the meaning given to that term in Clause 39.4 (Changes to reference rates).

“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

“Restricted Party” means a person, or a person owned or controlled (directly or indirectly) by a person, that is:

(a)	listed on any Sanctions List;

(b)

located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions or whose government is the subject of country or territory wide Sanctions (including, without limitation, at the date of this Agreement, Crimea, Cuba, Iran, Syria or North Korea); or

(c)	acting on behalf of any of the persons listed under paragraphs (a) or (b).

“Restructuring Costs” has the meaning given to that term in Clause 24.1 (Financial definitions).

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“Rollover Loan” means one or more Loans under the same Sustainable Facility:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan (unless arising as a result of the operation of Clause 6.2 (Unavailability of a Currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Loan.

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means:

(a)	the Security Council of the United Nations;

(b)	The U.S.;

(c)	the European Union (including all of its member states, including the Netherlands and Sweden);

(d)	the United Kingdom;

(e)	any country in which a member of the Group is incorporated or in, from or to which it conducts its business; and

(f)

the governments and official institutions or agencies of any of paragraphs (a) through (e) above, including OFAC, the Council of the European Union, the United States Department of State and Her Majesty’s Treasury.

“Sanctions List” means any list of specifically designated persons or entities (or equivalent) maintained by, or public announcement of Sanctions designation made by a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Secured Obligations” means all liabilities and obligations at any time due, owing or incurred by any Obligor or CEBA to any Secured Party under the Finance Documents, including, without limitation, the obligations set out in Clause 30.3 (Parallel Debt)), whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Secured Party” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Time” means a day or time determined in accordance with Schedule 10 (Timetables).

“Subsidiary” means in relation to any person, any entity which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and “control” for this purpose means the direct or indirect ownership of the majority of the voting shares of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the board of directors (or like board) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.

“Sustainability Compliance Certificate” means a certificate substantially in the form set out in Schedule 18 (Form of Sustainability Compliance Certificate), to be delivered to the Agent by the Company pursuant to Clause 23.3 (Sustainability Compliance Certificate).

“Sustainability Effective Date” means, in respect of any financial year of the Company, the third Business Day immediately following the date of receipt by the Agent of a Sustainability Compliance Certificate.

“Sustainability Indicator” means each sustainability indicator as specified in the column under the heading “Sustainability Indicator” as set out in Schedule 17 (Sustainability Indicators) and as reported on in the Annual Report.

“Sustainability Report” has the meaning given to that term in Clause 23.3 (Sustainability Compliance Certificate).

“Sustainable Facility” means the Sustainable Revolving Facility or any Sustainable Incremental Facility.

“Sustainable Incremental Facility” means a revolving credit facility which may be established and made available under this Agreement as described in Clause 8 (Establishment of Incremental Facilities) and is specified in the relevant Sustainable Incremental Facility Notice, all or any part of which may be designated as Ancillary Facilities in accordance with Clause 7 (Ancillary Facilities).

“Sustainable Incremental Facility Commitment” means:

(a)

in relation to a Lender which is an Sustainable Incremental Facility Lender, the amount in the Base Currency set opposite its name under the heading “Sustainable Incremental Facility Commitment” in the relevant Sustainable Incremental Facility Notice and the amount of any other Sustainable Incremental Facility Commitment relating to the relevant Sustainable Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase); and

(b)

in relation to a Sustainable Incremental Facility and any other Lender, the amount in the Base Currency of any Sustainable Incremental Facility Commitment relating to that Sustainable Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Sustainable Incremental Facility Conditions Precedent” means, in relation to a Sustainable Incremental Facility any document and other evidence specified as such in the relevant Sustainable Incremental Facility Notice.

“Sustainable Incremental Facility Lender” means, in relation to a Sustainable Incremental Facility, any entity which is listed as such in the relevant Sustainable Incremental Facility Notice.

“Sustainable Incremental Facility Lender Certificate” means a document substantially in the form set out in Schedule 16 (Form of Sustainable Incremental Facility Lender Certificate).

“Sustainable Incremental Facility Loan” means a loan made or to be made under a Sustainable Incremental Facility or the principal amount outstanding for the time being of that loan.

“Sustainable Incremental Facility Majority Lenders” means, in relation to a Sustainable Incremental Facility, a Lender or Lenders whose Sustainable Incremental Facility Commitments relating to that Sustainable Incremental Facility aggregate more than 66 2⁄3 per cent. of the Total Sustainable Incremental Facility Commitments relating to that Sustainable Incremental Facility (or, if those Total Sustainable Incremental Facility Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of those Total Sustainable Incremental Facility Commitments immediately prior to that reduction).

“Sustainable Incremental Facility Notice” means a notice substantially in the form set out in Schedule 15 (Form of Sustainable Incremental Facility Notice).

“Sustainable Incremental Facility Terms” means, in relation to a Sustainable Incremental Facility:

(a)	the currency;

(b)	the Total Sustainable Incremental Facility Commitments;

(c)	the Margin;

(d)	the level of commitment fee payable pursuant to Clause 15.1 (Commitment fee) in respect of that Sustainable Incremental Facility;

(e)	the Borrower(s) to which that Sustainable Incremental Facility is to be made available;

(f)	the purpose(s) for which all amounts borrowed under that Sustainable Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose);

(g)	the Availability Period;

(h)	any Sustainable Incremental Facility Conditions Precedent; and

(i)	the Termination Date,

each as specified in the Sustainable Incremental Facility Notice relating to that Sustainable Incremental Facility.

“Sustainable Facility Commitment” means a Sustainable Revolving Facility Commitment and any Sustainable Incremental Facility Commitments under a Sustainable Incremental Facility.

“Sustainable Revolving Facility” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Sustainable Revolving Facility Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part 2 of Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.6 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Sustainable Revolving Facility Loan” means a loan made or to be made under the Sustainable Revolving Facility or the principal amount outstanding for the time being of that loan.

“Swap” has the meaning given to that term in section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap.

“Tangible Assets” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Tangible Solvency Ratio” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Target Value” means, in relation to each Sustainability Indicator, the target value set out opposite that Sustainability Indicator under the heading “Target Values” for each relevant financial year of the Company as set out in Schedule 17 (Sustainability Indicators).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means:

(a)

in relation to the Sustainable Revolving Facility, subject to Clauses 9.2 (First Extension Option) and 9.3 (Second Extension option), the date which is three years from the Initial Public Offering Settlement Date; and

(b)	in relation to a Sustainable Incremental Facility, the date specified as such in the Sustainable Incremental Facility Notice relating to that Sustainable Incremental Facility.

“Term Rate Currency” means:

(a)	euro, SEK and USD; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

“Term Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become, either:

(a)	a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 14.1 (Interest calculation if no Primary Term Rate); or

(b)	a “Compounded Rate Loan” pursuant to Clause 11 (Rate Switch for USD).

“Term Reference Rate” means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

“Total Assets” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Total Commitments” means the aggregate of the Aggregate Total Sustainable Incremental Facility Commitments and the Total Sustainable Revolving Facility Commitments, being SEK 3,600,000,000 at the date of this Agreement.

“Total Liabilities” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Total Net Debt” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Total Net Leverage Ratio” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Total Sustainable Incremental Facility Commitments” means, in relation to a Sustainable Incremental Facility, the aggregate of the Sustainable Incremental Facility Commitments relating to that Sustainable Incremental Facility.

“Total Sustainable Revolving Facility Commitments” means the aggregate of the Sustainable Revolving Facility Commitments being SEK 3,600,000,000 at the date of this Agreement.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Costs” means all fees, costs and expenses and stamp, transfer, registration, notarial and other taxes incurred by a member of the Group directly or indirectly in connection with the Finance Documents, any reorganisation permitted by the Finance Documents, any actual or aborted acquisition and/or disposal, and any fees costs and expenses payable in connection therewith including hedging costs incurred by way of one-off payments incurred in implementing any hedging strategy

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraph 2(c) of Part I of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor or CEBA creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Original Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unannualised Cumulative Compounded Daily Rate” has the meaning given to that term in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US”,“U.S.” and “United States” means the United States of America.

“Utilisation” means a utilisation of a Sustainable Facility by way of a Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Agent”, the “Arrangers”, any “Finance Party”, the “Joint Coordinators”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Original Borrower and the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

a Lender’s “cost of funds” in relation to its participation in a Loan, or the Agent’s “cost of funds” in relation to funding any other amount (which shall be determined as if such amount were a Loan provided to the relevant person) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender or Agent (as applicable) would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(v)

a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument;

(vi)	a “group of Lenders” includes all the Lenders;

(vii)

“guarantee” means (other than in Clause 21 (Guarantee and indemnity) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xi)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xii)	a time of day is a reference to Stockholm time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(g)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(i)	Schedule 12 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(h)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 13 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 14 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

(i)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(j)

A Borrower providing “cash cover” for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest-bearing account and the following conditions being met:

(i)	either:

(A)

the account is in the name of the Borrower and is with the Ancillary Lender for which that cash cover is to be provided until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; or

(B)	the account is in the name of the Ancillary Lender for which that cash cover is to be provided; and

(ii)

the Borrower has executed documentation in form and substance satisfactory to the Finance Party (in each case acting reasonably) for which that cash cover is to be provided, creating a first ranking security interest, or other collateral arrangement, in respect of the amount of that cash cover.

(k)	A Borrower “repaying” or “prepaying” Ancillary Outstandings means:

(i)	that Borrower providing cash cover in respect of the Ancillary Outstandings;

(ii)	the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii)	the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which the Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(l)	An amount borrowed includes any amount utilised under an Ancillary Facility.

1.3	Currency Symbols and Definitions

“SEK” denotes the lawful currency of Sweden, “$”, “USD” and “dollars” denote the lawful currency of the United States of America,“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom and “€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Receiver, Delegate or any person described in paragraph (b) of Clause 30.13 (Exclusion of Liability) may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.5	Baskets

In the event that any amount or transaction meets the criteria of more than one of the baskets, the Original Borrower (in its sole discretion) may classify (and from time to time reclassify) that amount or transaction to a particular basket and will only be required to include that amount or transaction in one of those baskets (and, for the avoidance of doubt, an amount or transaction may, at the option of the Original Borrower, be split between different baskets).

1.6	Swedish Terms

(a)	In this Agreement, where it relates to a Swedish entity, a reference to:

(i)

a “composition” or “arrangement” with any creditor includes (A) any write-down of debt (Sw. offentligt ackord) following from any procedure of ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act (Sw. Lag om företagsrekonstruktion (1996:764)) (the “Swedish Company Reorganisation Act”), or (B) any write-down of debt in bankruptcy (Sw. ackord i konkurs) under the Swedish Bankruptcy Act (Sw. Konkurslag (1987:672)) (the “Swedish Bankruptcy Act”);

(ii)

a “compulsory manager”, “administrative receiver” or “administrator” includes (A) ‘rekonstruktör’ under the Swedish Company Reorganisation Act, (B) ‘konkursförvaltare’ under the Swedish Bankruptcy Act, or (C) ‘likvidator’ under the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) (the “Swedish Companies Act”);

(iii)

a “merger”, “consolidation” or “amalgamation” includes any ‘fusion’ implemented in accordance with Chapter 23 of the Swedish Companies Act and a “demerger” includes any ‘fission’ implemented in accordance with Chapter 24 of the Swedish Companies Act;

(iv)

a “winding-up”, “administration” or “dissolution” includes ‘frivillig likvidation’ or ‘tvångslikvidation’ under Chapter 25 of the Swedish Companies Act, a “bankruptcy” includes a ‘konkurs’ under the Swedish Bankruptcy Act and a “company restructuring” includes a ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act; and

(v)

an Insolvency Event includes such member of the Group being subject to “konkurs” under the Swedish Bankruptcy Act, “företagsrekonstruktion” under the Swedish Company Reorganisation Act or “tvångslikvidation” under Chapter 25 of the Swedish Companies Act.

(b)	Each reference to Transaction Security governed by Swedish law shall be interpreted as a reference to Transaction Security governed by Swedish law and/or perfected in accordance with Swedish law.

(c)

If any party to this Agreement that is incorporated in Sweden (the “Obligated Party”) is required to hold an amount on trust on behalf of another party (the “Beneficiary”), the Obligated Party shall hold such money as agent for the Beneficiary on a separate account in accordance with the Swedish Funds Accounting Act (Sw. Lag om redovisningsmedel (1944:181)).

(d)

Any transfer by novation in accordance with the Finance Documents, shall, as regards Transaction Security governed by Swedish law and obligations owed by a Swedish Obligor, be deemed to take effect as an assignment and assumption or transfer of such rights, benefits, obligations and security interests and each such assignment and assumption or transfer shall be in relation to the proportionate part of the security interests granted under the relevant Swedish law governed Transaction Security.

(e)	Notwithstanding any other provisions in this Agreement and/or the other Finance Documents:

(i)	the release of any Transaction Security governed by Swedish law; and

(ii)

the disposal (including, without limitation, any conversion, set-off or forgiveness of indebtedness which is subject to perfected Transaction Security governed by Swedish law) or transfer of any asset, property and/or interests subject to perfected Transaction Security governed by Swedish law (to the extent such right to dispose or transfer could risk invalidating such perfected Transaction Security governed by Swedish law), will always be subject to the prior written consent of the Security Agent (acting in its sole discretion and on a case by case basis without requiring any consent or consultation with any of the Lenders, the Company or any member of the Group), unless the assets the security over which is to be released are disposed of for full market value in cash and the proceeds are applied directly towards the relevant secured obligations. This provision therefore supersedes any conflicting provision in this Agreement and/or the other Finance Documents. Each Lender authorises the Security Agent to release such security at its discretion without notification or further reference to the Lenders.

Section 2

The Facility

2.	The Facility

2.4	The Sustainable Revolving Facility

(a)

Subject to the terms of this Agreement the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Sustainable Revolving Facility Commitments.

(b)

Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Sustainable Revolving Facility Commitment available to any Borrower as an Ancillary Facility.

2.5	Incremental Facilities

One or more Incremental Facilities may be established and made available pursuant to Clause 8 (Establishment of Incremental Facilities).

2.6	Increase

(a)	The Company may by giving prior notice to the Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 10.8 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 10.1 (Illegality); or

(B)	paragraph (a) of Clause 10.7 (Right of Replacement or Repayment and Cancellation in Relation to a Single Lender),

request that the Commitments relating to any Sustainable Facility be increased (and the Commitments relating to that Sustainable Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Sustainable Facility so cancelled as follows:

(iii)

the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)

any increase in the Commitments relating to a Sustainable Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)

The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)

The Company shall, within five days of demand, pay the Agent and the Security Agent the amount of all costs and expenses (including external legal fees, subject to any fee cap and/or estimate approved by the Company in writing in advance) reasonably incurred by them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.6.

(f)

The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 27.4 (Assignment or Transfer Fee) if the increase was a transfer pursuant to Clause 27.6 (Procedure for Transfer) and if the Increase Lender was a New Lender.

(g)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(h)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)	Clause 27.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.6 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.7	Finance Parties’ Rights and Obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Sustainable Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.8	Obligors’ Agent

(a)

Each Obligor (other than the Original Borrower) by its execution of this Agreement or an Accession Agreement irrevocably appoints the Original Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Original Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to agree any Sustainable Incremental Facility Terms and to deliver any Sustainable Incremental Facility Notice, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Original Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	Purpose

3.1	Purpose

(a)

Each Borrower shall apply all amounts borrowed by it under the Sustainable Revolving Facility towards the general corporate purposes and direct or indirect financing or refinancing of the working capital of the Group including for Permitted Acquisitions and Capital Expenditure (and including in each such case (i) purchase price consideration (including, for the avoidance of doubt, deferred purchase price and earn-outs) and (ii) the refinancing of existing indebtedness outstanding in any target company or in respect of any asset acquired and (iii) the payment of fees, costs (including but not limited to Transaction Costs incurred in connection with the Finance Documents including, for the avoidance of doubt, the fees referred to in Clause 15 (Fees)) and expenses incurred in connection therewith)) (but not, in the case of any utilisation of any Ancillary Facility, towards prepayment of any Sustainable Revolving Facility Loan).

(b)

Each Borrower shall apply all amounts borrowed by it under a Sustainable Incremental Facility for the purpose(s) specified in the Sustainable Incremental Facility Notice relating to that Sustainable Incremental Facility.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial Conditions Precedent

(a)

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Sustainable Incremental Facility Loan if on or before the Utilisation Date for that Loan, the Agent has received, waived the receipt of or is satisfied that it will receive all of the Sustainable Incremental Facility Conditions Precedent relating to the relevant Sustainable Incremental Facility (if any) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(d)

Other than to the extent that the Sustainable Incremental Facility Majority Lenders under the relevant Sustainable Incremental Facility notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further Conditions Precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan and any other Loan, no Event of Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects (or, to the extent a materiality test applies, all respects).

4.3	Conditions Relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and on the Utilisation Date for that Loan;

(ii)

it is EUR, GBP or USD or has been approved by the Agent (acting on the instructions of all the Lenders participating in the Sustainable Revolving Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan; and

(iii)	there are Reference Rate Terms for that currency.

(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum Number of Loans

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	20 or more Sustainable Revolving Facility Loans would be outstanding; or

(ii)

more than any maximum number of Sustainable Incremental Facility Loans as agreed with the Agent and the relevant Sustainable Incremental Facility Lender(s) (acting in their sole discretion) would be outstanding.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a Currency) shall not be taken into account in this Clause 4.4.

Section 3

Utilisation

5.	Utilisation

5.1	Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Sustainable Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Sustainable Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Sustainable Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount); and

(iv)	the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

(c)	The Company or a Borrower may deliver more than one Utilisation Request on any one day.

5.3	Currency and Amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of SEK 50,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is EUR, a minimum of EUR 5,000,000 or, if less, the Available Facility; or

(iii)	if the currency selected is GBP, a minimum of GBP 5,000,000 or, if less, the Available Facility; or

(iv)	if the currency selected is USD, a minimum of USD 5,000,000 or, if less, the Available Facility; or

(v)

if the currency selected is an Optional Currency other than EUR, GBP or USD, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions Relating to Optional Currencies) or, if less, the Available Facility; or

(vi)	a minimum amount agreed with the Agent and the relevant Sustainable Incremental Facility Lender(s) for any Sustainable Incremental Facility; and

(vii)	in any event such that its Base Currency amount is less than or equal to the Available Facility.

5.4	Lenders’ Participation

(a)

If the conditions set out in this Agreement have been met and subject to Clause 9.1 (Repayment of Loans) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

If a Sustainable Revolving Facility Loan is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Sustainable Revolving Facility Loan then outstanding bearing the same proportion to the aggregate amount of the Sustainable Revolving Facility Loan then outstanding as its Sustainable Revolving Facility Commitment bears to the Total Commitments.

(d)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 33.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Sustainable Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

(b)

The Sustainable Incremental Facility Commitments relating to a Sustainable Incremental Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Sustainable Incremental Facility.

6.	Optional Currencies

6.1	Selection of Currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

6.2	Unavailability of a Currency

If before the Specified Time:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ Participation).

7.	Ancillary Facilities

7.1	Type of Facility

An Ancillary Facility may be by way of:

(a)	an overdraft facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender.

7.2	Availability

(a)	If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Sustainable Facility Commitment as an Ancillary Facility.

(b)	An Ancillary Facility shall not be made available unless, not later than five Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) (or Affiliates of a Borrower nominated pursuant to Clause 7.9 (Affiliates of Borrowers) that are wholly owned members of the Group) which may use the Ancillary Facility;

(B)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)	the proposed type of Ancillary Facility to be provided;

(D)	the proposed Ancillary Lender;

(E)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and

(F)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)	The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d)	Subject to compliance with paragraph (b) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

7.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)	Those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 7.9 (Affiliates of Borrowers)) to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)	may not allow the margin for utilisations under any Ancillary Facility to exceed the applicable Margin in respect of the relevant Sustainable Facility;

(v)

may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the relevant Sustainable Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and

(vi)

must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the relevant Sustainable Facility (or such earlier date as the relevant Sustainable Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)

If there is any inconsistency between any term of an Ancillary Facility and any terms of this Agreement, this Agreement shall prevail, and any matters regulated in this Agreement (including, but not limited to, information undertakings, representations, assignment rights, prepayment, cancellation and termination, utilisation, increased costs and fees) shall be deemed to be exclusively and completely regulated in this Agreement in relation to any Ancillary Facility, in each case except for

(i)	Clause 36.3 (Day Count Convention and interest calculation) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;

(ii)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and

(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 15.5 (Interest, commission and fees on Ancillary Facilities).

7.4	Repayment of Ancillary Facility

(a)

An Ancillary Facility shall cease to be available on the Termination Date applicable to the relevant Sustainable Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)	No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:

(i)	required to reduce the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings;

(ii)

the Total Commitments under the relevant Sustainable Facility have been cancelled in full or all outstanding Utilisations under the relevant Sustainable Facility have become due and payable in accordance with the terms of this Agreement or the relevant Sustainable Incremental Facility (as applicable);

(iii)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender to do so); or

(iv)	both:

(A)	the Available Commitments relating to a Sustainable Facility; and

(B)	the notice of the demand given by the Ancillary Lender,

would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of a Loan utilised under the relevant Sustainable Facility.

(d)	If a Loan under the relevant Sustainable Facility is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

7.5	Limitation on Ancillary Outstandings

Each Borrower shall procure that:

(a)	the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and

(b)	in relation to a Multi-account Overdraft:

(i)	the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

(ii)	the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft.

7.6	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 7.6:

(i)	“Revolving Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of:

(A)	its participation in each Loan then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under that Sustainable Facility); and

(B)

if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and

(ii)	“Total Revolving Outstandings” means the aggregate of all Revolving Outstandings.

(b)

If the Agent exercises any of its rights under Clause 26.13 (Acceleration) (other than declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall (subject to paragraph (g) below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the Sustainable Facilities and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Sustainable Facility Commitment bears to the Total Commitments, each as at the date the Agent exercises the relevant right(s) under Clause 26.13 (Acceleration).

(c)

If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)

Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 7.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 27.12 (Pro Rata Interest Settlement)).

(e)

Prior to the application of the provisions of paragraph (b) above, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft.

(f)	All calculations to be made pursuant to this Clause 7.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.

(g)

This Clause 7.6 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either the Base Currency, a currency which has been an Optional Currency for the purpose of any Sustainable Facility Utilisation or in another currency which is acceptable to that Lender.

7.7	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.8	Affiliates of Lenders as Ancillary Lenders

(a)	Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose (as applicable):

(i)	Sustainable Revolving Facility Commitment is the amount set out opposite the relevant Lender’s name in Part 2 of Schedule 1(The Original Lenders);

(ii)	Sustainable Incremental Facility Commitment is the amount set out opposite the relevant Lender’s name in the relevant Sustainable Incremental Facility Notice,

and/or in each case, together with the amount of any Sustainable Revolving Facility Commitment or Sustainable Incremental Facility Commitment (as applicable) transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 7.2 (Availability).

(c)

If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

7.9	Affiliates of Borrowers

(a)	Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility.

(b)	The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 7.2 (Availability).

(c)

If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 28.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)

Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Document.

7.10	Sustainable Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its:

(a)	Sustainable Revolving Facility Commitment is not less than:

(i)	its Ancillary Commitment made available using its Sustainable Revolving Facility Commitment; or

(ii)	the Ancillary Commitment of its Affiliate made available using its Sustainable Revolving Facility Commitment; and

(b)	Sustainable Incremental Facility Commitment is not less than

(i)	its Ancillary Commitment made available using its Sustainable Incremental Facility Commitment; or

(ii)	the Ancillary Commitment of its Affiliate made available using its Sustainable Incremental Facility Commitment.

7.11	Rollover to Ancillary Facilities

(a)	For the purpose of this Clause 7.11:

“Relevant Instrument” means each of:

(i)	the agreement for multicurrency functionality with a SEK 30,000,000 credit facility for global cashpool dated 3 December 2019 between the Company and Nordea Bank Abp, filial i Sverige;

(ii)

the NOK 500,000 guarantee no 00401-02-0568490 for the benefit of the Norwegian Tax Authority dated 18 December 2017 by Nordea Bank Abp, filial i Norge (formerly Nordea Bank AB (publ), filial i Norge) on behalf of Oatly Norway AS;

(iii)	the EUR 170,000 payment guarantee no 00201-02-4060852 for the benefit of Ennstal Milch KG dated 1 June 2020 by Nordea Bank Abp, filial i Sverige on behalf of the Company;

(iv)	the SEK 4 000,000 payment guarantee no 00201-02-4064279 for the benefit of KGH Customs Service dated 27 January 2021 by Nordea Bank Abp, filial i Sverige on behalf of the Company;

(v)	the EUR 331,547 payment guarantee no 00201-02-4064778 for the benefit of Flottweg SE dated 24 March 2021 by Nordea Bank Abp, filial i Sverige on behalf of the Company; and

(vi)	the GBP 20,000 payment guarantee no 00201-024061566 for the benefit of Airplus International Ltd dated 13 July 2020 by Nordea Bank Abp, filial i Sverige on behalf of the Oatly UK Ltd.

With effect from the date on which the Agent notifies the Company that the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (the “Rollover Ancillary Effective Date”), the Relevant Instruments will be deemed to be issued under separate Ancillary Facilities to be established under the Sustainable Revolving

Facility and each Relevant Instrument shall be treated as outstanding under an Ancillary Facility for all purposes under the Sustainable Revolving Facility and the ancillary documents evidencing the Relevant Instrument shall be designated as “Ancillary Documents” for the purposes of this Agreement, provided that the relevant entity that is the borrower of the Relevant Instrument or on whose behalf it has been issued will be approved as an Affiliate of a Borrower by the Ancillary Lender providing such Relevant Instrument in accordance with Clause 7.9 (Affiliates of Borrowers), prior to the Rollover Ancillary Effective Date.

(b)

With effect from the Rollover Ancillary Effective Date, the Lender concerned (or as the case may be, the Affiliate of the Lender concerned) shall (unless it is already an Ancillary Lender) become an Ancillary Lender in accordance with this Agreement with respect to each Relevant Instrument issued, undertaken or made by it.

7.12	Amendments and Waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 7). In such a case, Clause 39 (Amendments and Waivers) will apply.

8.	Establishment of Incremental Facilities

8.1	Sustainable Incremental Facility Lenders

Only an entity which is an Eligible Institution may be a Sustainable Incremental Facility Lender.

8.2	Delivery of Sustainable Incremental Facility Notice

(a)

The Company and each relevant Sustainable Incremental Facility Lender may request the establishment of a Sustainable Incremental Facility by the Company delivering to the Agent a duly completed Sustainable Incremental Facility Notice not later than 15 Business Days prior to the proposed Establishment Date specified in that Sustainable Incremental Facility Notice.

(b)	No Sustainable Incremental Facility Notice may be delivered after the date falling one month prior to the Termination Date of the Sustainable Revolving Facility.

8.3	Completion of a Sustainable Incremental Facility Notice

(a)	Each Sustainable Incremental Facility Notice is irrevocable and will not be regarded as having been duly completed unless:

(i)	it sets out the Sustainable Incremental Facility Terms applicable to the Sustainable Incremental Facility to which it relates;

(ii)	each of:

(A)	the Sustainable Incremental Facility Terms applicable to that Sustainable Incremental Facility;

(B)	the Margin applicable to that Sustainable Incremental Facility; and

(C)	any fees payable to the arranger of that Sustainable Incremental Facility,

comply with Clause 8.5 (Restrictions on Sustainable Incremental Facility Terms and fees); and

(iii)	the Sustainable Incremental Facility Lenders set out in that Sustainable Incremental Facility Notice comply with Clause 8.1 (Sustainable Incremental Facility Lenders).

(b)	Only one Sustainable Incremental Facility may be requested in a Sustainable Incremental Facility Notice.

8.4	Maximum number of Sustainable Incremental Facilities

The Company may not deliver a Sustainable Incremental Facility Notice if as a result of the establishment of the proposed Sustainable Incremental Facility four or more Sustainable Incremental Facilities would have been established under this Agreement.

8.5	Restrictions on Sustainable Incremental Facility Terms and fees

(a)	Size: The Aggregate Total Sustainable Incremental Facility Commitments shall not, at any time, exceed SEK 850,000,000.

(b)

Margin: The Margin applicable to any Sustainable Incremental Facility incurred within the first 12 Months of the date of this Agreement shall not exceed the Margin applicable to the Sustainable Revolving Facility by more than 1.00 per cent. per annum.

(c)	Borrowers: Any Sustainable Incremental Facility shall be available only to a Borrower.

(d)	Purpose: Same as for the Sustainable Revolving Facility.

(e)	Availability: The Availability Period for any Sustainable Incremental Facility shall be until the date falling one month from the Termination Date applicable to the Sustainable Incremental Facility.

(f)	No procurement of breach: Satisfaction of any Sustainable Incremental Facility Conditions Precedent shall not breach any term of any Finance Document.

(g)	Type of facility: A Sustainable Incremental Facility shall be a revolving credit facility.

(h)	Currency: A Sustainable Incremental Facility shall be available in euro, GBP, SEK, USD and any other currency approved by all Lenders participating in the relevant Sustainable Incremental Facility.

(i)

Tenor: The Termination Date of a Sustainable Incremental Facility shall be no earlier than the Termination Date applicable to the Sustainable Revolving Facility as at the date on which that Sustainable Incremental Facility is established.

8.6	Conditions to establishment

(a)

The Company shall first offer the Lenders the opportunity to participate in a Sustainable Incremental Facility pro rata to their share of the Total Commitments and shall allow the Lenders not less than 15 Business Days to respond to that offer. If one or more Lenders opts not to participate that Lender’s share shall be offered to the other Lenders pro rata, allowing such Lenders not less than 15 Business Days to respond to that offer.

(b)

The Company can offer any entity approved by all Lenders or an Eligible Institution the opportunity to participate in the relevant Sustainable Incremental Facility provided that the Company offers the Lenders a right to match any quote provided by such bank or financial institution.

(c)

No consent of any Lender is required to establish a Sustainable Incremental Facility which otherwise complies with the terms of this Agreement, other than the consent of the Lender(s) that commit(s) to provide each such Sustainable Incremental Facility.

(d)

No Lender shall have any obligation to participate in a Sustainable Incremental Facility, any decision by a Lender to participate in a Sustainable Incremental Facility shall be made in its sole discretion, and a lack of response by a Lender within 15 Business Days of the Company’s offer shall be deemed to be a rejection of such request.

(e)	The establishment of a Sustainable Incremental Facility will only be effected in accordance with Clause 8.7 (Establishment of Sustainable Incremental Facility) if:

(i)	on the date of the Sustainable Incremental Facility Notice and on the Establishment Date:

(A)	no Event of Default is continuing or would result from the establishment of the proposed Sustainable Incremental Facility;

(B)	the Repeating Representations to be made by each Obligor are true in all material respects (or, to the extent a materiality test applies, all respects);

(ii)	each Sustainable Incremental Facility Lender delivers an Sustainable Incremental Facility Lender Certificate to the Agent and the Company; and

(iii)

the Agent has received in form and substance satisfactory to it (acting reasonably) such documents (if any) as are reasonably necessary as a result of the establishment of that Sustainable Incremental Facility to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents.

(f)	The Agent shall notify the Company and the Lenders promptly upon being satisfied under paragraph (e)(iii) above.

(g)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (f) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

8.7	Establishment of Sustainable Incremental Facility

(a)

If the conditions set out in this Agreement have been met the establishment of a Sustainable Incremental Facility is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Sustainable Incremental Facility Notice. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Sustainable Incremental Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Sustainable Incremental Facility Notice.

(b)

The Agent shall only be obliged to execute a Sustainable Incremental Facility Notice delivered to it by the Company once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Sustainable Incremental Facility.

(c)	On the Establishment Date:

(i)

subject to the terms of this Agreement the Sustainable Incremental Facility Lenders make available a Base Currency facility in an aggregate amount equal to the Total Sustainable Incremental Facility Commitments specified in the Sustainable Incremental Facility Notice which will be available to the Borrowers specified in the Sustainable Incremental Facility Notice;

(ii)

each Sustainable Incremental Facility Lender shall assume all the obligations of a Lender corresponding to the Sustainable Incremental Facility Commitment (the “Assumed Sustainable Incremental Facility Commitment”) specified opposite its name in the Sustainable Incremental Facility Notice as if it had been an Original Lender in respect of that Sustainable Incremental Facility Commitment;

(iii)

each of the Obligors and each Sustainable Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Sustainable Incremental Facility Lender would have assumed and/or acquired had that Sustainable Incremental Facility Lender been an Original Lender in respect of the Assumed Sustainable Incremental Facility Commitment;

(iv)

each Sustainable Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Sustainable Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Sustainable Incremental Facility Lender been an Original Lender in respect of the Assumed Sustainable Incremental Facility Commitment; and

(v)	each Sustainable Incremental Facility Lender shall become a Party as a “Lender”.

8.8	Notification of establishment

The Agent shall, as soon as reasonably practicable after the establishment of a Sustainable Incremental Facility notify the Company and the Lenders of that establishment and the Establishment Date of that Sustainable Incremental Facility.

8.9	Sustainable Incremental Facility fees

(a)	The Company shall pay to the Agent (for its own account) a fee in the amount and at the time agreed in a Fee Letter.

(b)	Subject to Clause 8.5 (Restrictions on Sustainable Incremental Facility Terms and fees) the Company may:

(i)

pay to any Sustainable Incremental Facility Lender under a Sustainable Incremental Facility a fee in the amount and at the times agreed between the Company and that Sustainable Incremental Facility Lender in a Fee Letter; and

(ii)	pay to any arranger of any Sustainable Incremental Facility a fee in the amount and at the times agreed between the Company and that arranger in a Fee Letter.

8.10	Sustainable Incremental Facility costs and expenses

The Company shall, within five days of demand, pay the Agent and the Security Agent the amount of all costs and expenses (including external legal fees, subject to any fee cap and/or estimate approved by the Company in writing in advance) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with the establishment of a Sustainable Incremental Facility under this Clause 8.

8.11	Prior amendments binding

Each Sustainable Incremental Facility Lender, by executing a Sustainable Incremental Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Sustainable Incremental Facility requested in that Sustainable Incremental Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

8.12	Limitation of responsibility

Clause 27.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 8 in relation to any Sustainable Incremental Facility Lender as if references in that Clause to:

(a)	an “Existing Lender” were references to all the Lenders immediately prior to the Establishment Date;

(b)	the “New Lender” were references to a “Sustainable Incremental Facility Lender”; and

(c)	a “re-transfer” and “re-assignments” were references respectively to a “transfer” and “assignment”.

Section 4

Repayment, Prepayment and Cancellation

9.	Repayment

9.1	Repayment of Loans

(a)	Each Borrower which has drawn a Sustainable Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Sustainable Revolving Facility Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Sustainable Revolving Facility Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Sustainable Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a Currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Sustainable Revolving Facility Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Sustainable Revolving Facility Loan to the amount of that maturing Sustainable Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Sustainable Revolving Facility Loans to the aggregate amount of those new Sustainable Revolving Facility Loans, the aggregate amount of the new Sustainable Revolving Facility Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Sustainable Revolving Facility Loan so that:

(A)	if the amount of the maturing Sustainable Revolving Facility Loan exceeds the aggregate amount of the new Sustainable Revolving Facility Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 33.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation in the new Sustainable Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Sustainable Revolving Facility Loan and that Lender will not be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Sustainable Revolving Facility Loans; and

(B)	if the amount of the maturing Sustainable Revolving Facility Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 33.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Sustainable Revolving Facility Loans only to the extent that its participation in the new Sustainable Revolving Facility Loans exceeds that Lender’s participation in the maturing Sustainable Revolving Facility Loan and the remainder of that Lender’s participation in the new Sustainable Revolving Facility Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Sustainable Revolving Facility Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in Loans then outstanding will be automatically extended to the Termination Date applicable to that Sustainable Facility and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)

If the Borrower makes a prepayment of a Loan pursuant to Clause 10.6 (Voluntary Prepayment of Loans), a Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than five Business Days’ prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Loan to the Loans. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan.

(f)

The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

(g)

The Borrowers under a Sustainable Incremental Facility shall repay the Sustainable Incremental Facility Loans under that Sustainable Incremental Facility in accordance with the repayment terms set out in the Sustainable Incremental Facility Notice relating to that Sustainable Incremental Facility.

9.2	First Extension Option

(a)

The Company may request that the Termination Date in respect of the Sustainable Revolving Facility be extended to the date falling one calendar year after the Termination Date (the “First Extended Termination Date”) subject to the terms of this Clause 9.2 (the “First Extension Request”) by giving notice to the Agent not less than 45 days (and not more than 90 days) prior the date falling either two or three years after the Initial Public Offering Settlement Date (the “First Extension Option”).

(b)	The First Extension Request shall be irrevocable and the Agent shall promptly notify each Lender upon receipt of the First Extension Request.

(c)

Each Lender shall notify the Agent of its decision (which shall be in its sole discretion) whether or not to agree to the First Extension Request by no later than the date falling 25 days prior to the date falling two or three years (as applicable) after the Initial Public Offering Settlement Date (the “First Response Date”) (and, if any Lender has not

notified the Agent of its acceptance of the First Extension Request on or before such date, it shall be deemed to have refused the First Extension Request) and the Agent shall promptly notify the Company whether or not each Lender has agreed to the First Extension Request.

(d)

Promptly following receipt of notification from the Agent pursuant to paragraph (c) above, the Company may elect by notice to the Agent to accept the extension offered by all the relevant Lender(s) (each a “First Extending Lender”), in which case the Termination Date applicable to the Sustainable Revolving Facility shall be extended in relation to the Commitments and participations of such First Extending Lender(s) to the fourth anniversary of the Initial Public Offering Settlement Date (the “Fourth Anniversary”).

9.3	Second Extension Option

(a)

Subject to the exercise of the First Extension Option prior to the date falling two years after the Initial Public Offering Settlement Date, the Company may further request from the First Extending Lenders that the Termination Date in respect of the Sustainable Revolving Facility be further extended to the date falling one calendar year after the First Extended Termination Date (the “Second Extended Termination Date”) subject to the terms of this Clause 9.3 (the “Second Extension Request” and together with the First Extension Request, the “Extension Requests”) by giving notice to the Agent not less than 45 days (and not more than 90 days) prior to the date falling three years after the Initial Public Offering Settlement Date (the “Second Extension Option”).

(b)	The Second Extension Request shall be irrevocable and the Agent shall promptly notify each First Extending Lender upon receipt of the Second Extension Request.

(c)

Each First Extending Lender shall notify the Agent of its decision (which shall be in its sole discretion) whether or not to agree to the Second Extension Request by no later than the date falling 25 days prior to the date falling three years after the Initial Public Offering Settlement Date (the “Second Response Date” and together with the First Response Date, the “Response Date”) (and, if any First Extending Lender has not notified the Agent of its acceptance of the Second Extension Request on or before such date, it shall be deemed to have refused the Second Extension Request) and the Agent shall promptly notify the Company whether or not each First Extending Lender has agreed to the Second Extension Request.

(d)

Promptly following receipt of notification from the Agent pursuant to paragraph (c) above, the Company may elect by notice to the Agent to accept the extension offered by all the relevant First Extending Lender(s) (each a “Second Extending Lender” and together with the First Extending Lenders, the “Extending Lenders”), in which case the Termination Date applicable to the Sustainable Revolving Facility shall be extended in relation to the Commitments and participations of such Second Extending Lender(s) to the fifth anniversary of the Initial Public Offering Settlement Date (the “Fifth Anniversary”).

9.4	Non-Extending Lenders

(a)

If an extension is not agreed between the Company and any Lender (in its own discretion) (each such Lender being a “Non-Extending Lender”), the Agent shall offer the Non-Extending Lender’s Commitment and its participation in the Loans to each Extending Lender by 5.00 p.m. on the date falling two Business Days after the relevant Response Date (the “Assumption Offer Date”) and such offer shall be made to each Non-Extending Lender on a pro rata basis (based on the existing Commitments of the relevant Extending Lenders immediately prior to the relevant Extension Request). Each relevant Extending Lender shall inform the Agent by 3.00 p.m. on the date falling ten

Business Day after the Assumption Offer Date (the “Non-Extending Lender Response Date”) if it wishes (in its own discretion) to assume all or part of its pro rata portion of the Non-Extending Lender’s Commitment and its participation in the Loans and:

(i)

any Non-Extending Lender shall (to the extent permitted by law), within 10 days of the Non-Extending Lender Response Date, transfer pursuant to Clause 27 (Changes to the Lenders) the pro rata portion of its rights and obligations under this Agreement to an Extending Lender which confirms its willingness to assume and does assume all the obligations of the Non-Extending Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Non-Extending Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.12 (Pro rata interest settlement)), Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents; and

(ii)

in the case of the First Extension Option, the Termination Date applicable to the Sustainable Revolving Facility shall be the date which is three years after the Initial Public Offering Settlement Date with respect of any portion of the Non-Extending Lender’s Commitment and its participation in the Loans which shall not be transferred to an Extending Lender and in the case of the Second Extension Option, the Termination Date applicable to the Sustainable Revolving Facility shall be the date which is four years after the Initial Public Offering Settlement Date with respect of any portion of the Non-Extending Lender’s Commitment and its participation in the Loans which shall not be transferred to an Extending Lender.

(b)

The Agent shall as soon as practicable notify the Company of the responses from the Extending Lenders and (if any) the amount of the Non-Extending Lender’s Commitment and its participation in the Loans which shall not been transferred to an Extending Lender.

(c)	Notwithstanding any other provision in this Agreement:

(i)	no request for a further extension shall extend the Termination Date applicable to the Sustainable Revolving Facility beyond the Fifth Anniversary; and

(ii)

the Lenders will only be obliged to comply with the provisions of Clauses 9.2 to 9.4 if on the date of the relevant Extension Request and on the date the relevant Extension Request takes effect no Event of Default is continuing.

(d)

If any Lender does not agree to the relevant Extension Request and is not required to transfer its rights and obligations pursuant to paragraph (a)(i) above, its participation in any outstanding Loan shall be repaid in accordance with Clause 9.1 (Repayment of Loans).

(e)

If any extension is agreed in accordance with Clause 9.2 to 9.4, the Company shall pay to the Agent (for the account of the relevant Lender) a fee in respect of each year by which the Termination Date is extended of 0.25 per cent. flat on the amount of Commitment of each Lender whose Commitment is extended or who has assumed a Non-Extending Lender’s Commitment and participation in the outstanding Loans in accordance with paragraph (a)(i) above. That fee shall be payable on the fifth Business Day after the Company notifies the Agent in accordance with paragraph (d) of Clause 9.2 or paragraph (d) of Clause 9.3 (as applicable).

10.	Prepayment and Cancellation

10.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 10.7 (Right of Replacement or Repayment and Cancellation in Relation to a Single Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

10.2	Sanctions and anti-corruption

If (i) any member of the Group is or becomes a Restricted Party or violates any applicable Sanctions which, in each case, is reasonably likely to result in that a Lender (or any of its Affiliates) violates any applicable Sanctions or becomes a Restricted Party, (ii) the use of the proceeds from a Loan being reasonably likely to cause the Lender (or any of its Affiliates) to violate any applicable Sanctions or become a Restricted Party, (iii) any member of the Group does not comply with any undertaking in Clause 25.11 (Anti-corruption law), or (iv) any representation pursuant to Clause 22.14 (Anti-corruption law) made or deemed to be made by any member of the Group is or proves to have been incorrect or misleading when made or deemed to be made, then:

(a)	that Lender may (in its sole discretion) promptly notify the Agent upon becoming aware of that event;

(b)	that Lender shall not be obliged to fund a utilisation and upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 39.6 (Replacement of Lender) and as permitted by applicable law (including Sanctions), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

Any provision of this Clause 10.2 shall not apply to or in favour of any person if and to the extent it would result in a breach, by or in respect of that person, of any applicable Blocking Law.

10.3	Change of Control and delisting

(a)	If at any time following the Initial Public Offering Settlement Date:

(i)	any person or group of persons acting in concert gains direct or indirect control of the Company; or

(ii)	the Company ceases to be listed on The Nasdaq Global Select Market or any successor thereto,

then:

(A)	the Company shall promptly notify the Agent upon becoming aware of that event;

(B)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(C)

if a Lender so requires and notifies the Agent within 30 days of the Company notifying the Agent of the event, the Agent shall, by not less than 30 days’ notice to the Company, cancel the Available Commitment of that Lender and declare the participation of that Lender in all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon such Available Commitments will be immediately cancelled, the Commitment of that Lender shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable.

(b)	For the purpose of paragraph (a) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)	give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply; or

(ii)

the holding beneficially of more than 50 per cent. of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)

For the purpose of paragraph (a) above “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal) actively co-operate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain or consolidate control of the Company.

10.4	IPO failure

If an Initial Public Offering Failure Date occurs, the Commitments of all Lenders shall immediately cease to be available and shall be cancelled.

10.5	Voluntary Cancellation

The Company may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of SEK 50,000,000 (or its equivalent in other currencies)) of the Available Facility. Any cancellation under this Clause 10.5 shall reduce the Commitments of the Lenders rateably.

10.6	Voluntary Prepayment of Loans

(a)	Subject to paragraph (b) below, the Borrower to which a Loan has been made may, if it gives the Agent not less than:

(i)	in the case of a Term Rate Loan, five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; or

(ii)	in the case of a Compounded Rate Loan five RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice,

prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of SEK 50,000,000 (or its equivalent in other currencies)).

(b)

A Borrower shall not be permitted to prepay any Compounded Rate Loan under paragraph (a) above, if such prepayment would result in more than three Compounded Rate Loans having been prepaid (whether in whole or in part) within a period of 12 Months.

10.7	Right of Replacement or Repayment and Cancellation in Relation to a Single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax Gross-Up); or

(ii)	any Lender claims indemnification from the Company under Clause 16.3 (Tax Indemnity) or Clause 17.1 (Increased Costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment of that Lender shall be immediately reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 10.1 (Illegality) to any Lender,

the Company may on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.12 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

10.8	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

10.9	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Sustainable Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.6 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in a Loan under a Sustainable Revolving Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further Conditions Precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Sustainable Revolving Facility will be deemed to be cancelled on the date of repayment or prepayment.

10.10	Application of Prepayments

Any prepayment of a Loan pursuant to Clause 10.4 (IPO Failure) or Clause 10.6 (Voluntary Prepayment of Loans) shall be applied pro rata to each Lender’s participation in that Loan.

Section 5

Costs of Utilisations

11.	Rate Switch for USD

11.1	Switch to Compounded Reference Rate

Subject to Clause 11.2 (Delayed switch for existing Term Rate Loans), on and from the Rate Switch Date for a Rate Switch Currency:

(a)	use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Loans in that Rate Switch Currency; and

(b)	any Loan or Unpaid Sum in that Rate Switch Currency shall be a “Compounded Rate Loan” and Clause 12.2 (Calculation of interest – Compounded Rate Loans) shall apply to each such Loan or Unpaid Sum.

11.2	Delayed switch for existing Term Rate Loans

If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Loan in that currency:

(a)	that Loan shall continue to be a Term Rate Loan for that Interest Period and Clause 12.1 (Calculation of Interest – Term Rate Loans) shall continue to apply to that Loan for that Interest Period; and

(b)	on and from the first day of the next Interest Period (if any) for that Loan:

(i)	that Loan shall be a “Compounded Rate Loan”; and

(ii)	Clause 12.2 (Calculation of Interest – Compounded Rate Loans) shall apply to that Loan.

11.3	Early termination of Interest Periods for existing Term Rate Loans

If:

(a)	an Interest Period for a Term Rate Loan would otherwise end on a day which falls after the Rate Switch Date for the currency of that Loan; and

(b)	prior to the date of selection of that Interest Period:

(i)	the Backstop Rate Switch Date for that currency was scheduled to occur during that Interest Period; or

(ii)	notice of a Rate Switch Trigger Event Date for that currency falling during that Interest Period had been given pursuant to paragraph (a)(ii) of Clause 11.4 (Notifications by Agent),

that Interest Period will instead end on the Rate Switch Date for the currency of that Loan.

11.4	Notifications by Agent

(a)	Following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Agent shall:

(i)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Company and the Lenders of that occurrence; and

(ii)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Company and the Lenders of that date.

(b)	The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the Company and the Lenders of that occurrence.

11.5	Rate Switch definitions

In this Agreement:

“Backstop Rate Switch Date” means in relation to a Rate Switch Currency:

(a)	the date (if any) specified as such in the applicable Reference Rate Terms; or

(b)	any other date agreed as such between the Agent, the Majority Lenders and the Company in relation to that currency.

“Rate Switch Currency” means a Term Rate Currency:

(a)	which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and

(b)	for which there are Reference Rate Terms applicable to Compounded Rate Loans.

“Rate Switch Date” means:

(a)	in relation to a Rate Switch Currency, the earlier of:

(i)	the Backstop Rate Switch Date; and

(ii)	any Rate Switch Trigger Event Date,

for that Rate Switch Currency; or

(b)	in relation to a Rate Switch Currency which:

(i)	becomes a Rate Switch Currency after the date of this Agreement; and

(ii)	for which there is a date specified as the “Rate Switch Date” in the applicable Reference Rate Terms,

that date.

“Rate Switch Trigger Event” means:

(a)	in relation to any Rate Switch Currency and the Primary Term Rate applicable to Loans in that Rate Switch Currency:

(i)

(A)	the administrator of that Primary Term Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Primary Term Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Primary Term Rate;

(ii)

the administrator of that Primary Term Rate publicly announces that it has ceased or will cease, to provide that Primary Term Rate for any Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Primary Term Rate for that Quoted Tenor;

(iii)	the supervisor of the administrator of that Primary Term Rate publicly announces that such Primary Term Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or

(iv)	the administrator of that Primary Term Rate or its supervisor publicly announces that that Primary Term Rate for any Quoted Tenor may no longer be used; and

(b)

in relation to the Primary Term Rate for dollars, the supervisor of the administrator of that Primary Term Rate publicly announces or publishes information stating that that Primary Term Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor).

“Rate Switch Trigger Event Date” means, in relation to a Rate Switch Currency:

(a)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (a)(i) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate ceases to be published or otherwise becomes unavailable;

(b)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (a)(ii), (a)(iii) or (a)(iv) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; and

(c)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (b) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Primary Term Rate).

12.	Interest

12.1	Calculation of Interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

12.2	Calculation of Interest – Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)

If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

12.3	Sustainability adjustments

(a)

With effect from (and including) any Sustainability Effective Date, up to (but excluding) the following Sustainability Effective Date, and subject to paragraphs (c) and (d) below, the Margin shall be adjusted (or not, as the case may be), according to the number of Target Values for each Sustainability Indicator achieved by the Group for the relevant financial year (as set out in the Sustainability Compliance Certificate for that financial year) (the “Relevant Financial Year”) as follows:

(i)	if all four Target Values for the Relevant Financial Year are achieved, the Margin shall be reduced by 0.1 percentage points;

(ii)	if two or three of the Target Values for the Relevant Financial Year are achieved, the Margin shall be reduced by 0.05 percentage points;

(iii)	if one of the Target Values for the Relevant Financial Year is achieved, the Margin shall remain unchanged; and

(iv)	if none of the Target Values for the Relevant Financial Year is achieved, the Margin shall be increased by 0.1 percentage points.

(b)	For the avoidance of doubt, there shall be no limit on the number of levels that the Margin can increase or decrease on each Sustainability Effective Date.

(c)

If the Company fails to deliver to the Agent a Sustainability Compliance Certificate in accordance with paragraph (a) of Clause 23.3 (Sustainability Compliance Certificate), the Realised Value for each Sustainability Indicator in respect of the financial year in relation to which the Company has failed to deliver such Sustainability Compliance Certificate shall be deemed to be zero and the Margin shall be increased in accordance with paragraph (a)(iv) above.

(d)

If any member of the Group sells, leases, transfers or otherwise disposes of an asset, or completes an acquisition, which in each case, in the opinion of the Company (acting reasonably and in good faith), is likely to affect any of the Target Values for a financial year, the Company shall promptly notify the Agent, and the Company and the Agent (acting on the instructions of the Lenders) shall negotiate in good faith to make such adjustments to any of the Target Values for that financial year as the Company and the Agent (acting on the instructions of the Majority Lenders), consider appropriate.

(e)

As soon as practicable from the date of this Agreement, the Company and the Agent (acting on the instructions of the Lenders), shall enter into negotiations in good faith with a view to agreeing such amendments to the Target Values for each Sustainability Indicator to be achieved by the Group in a Relevant Financial Year, as are considered necessary to give the Lenders substantially equivalent protection, or the Group substantially equivalent benefits to that contemplated at the date of this Agreement, provided that where such amendments to the Target Values are not agreed by such persons and implemented within three Months of the date of this Agreement (or such other period as agreed between the Company and the Agent (acting on the instructions of the Lenders)) the terms of this Clause 12.3 shall cease to have effect from the date of expiry of that period.

(f)

Following the implementation of the amendments contemplated under paragraph (e) above (the “Initial Target Values Amendment”), if at any time the amended Target Values for each Sustainability Indicator to be achieved by the Group in a Relevant Financial Year:

(i)	are no longer available,

(ii)	cannot be calculated; or

(iii)	are determined to no longer be appropriate,

in each case, such determination been made (reasonably and in good faith) by the Company or the Agent (acting on the instructions of the Majority Lenders) upon notice to the other Party, (the date of such notice being, the “Target Value Disruption Notification Date”), as soon as practicable from the Target Value Disruption Notification Date, the Company and the Agent (acting on the instructions of the Majority Lenders), shall enter into negotiations in good faith with a view to agreeing such amendments to the Target Values for each Sustainability Indicator to be achieved by the Group in a Relevant Financial Year, as are considered necessary to give the Lenders substantially equivalent protection, or the Group substantially equivalent benefits to that contemplated at the date of the Initial Target Values Amendment, provided that where such amendments to the Target Values are not agreed by such persons and implemented within three Months of the Target Value Disruption Date (or such other period as agreed between the Company and the Agent (acting on the instructions of the Majority Lenders)) the terms of this Clause 12.3 shall cease to have effect from the date of the expiry of that period.

12.4	Margin premium for Loans and Unpaid Sums in USD and GBP

Without prejudice to any other provisions of this Agreement, the Margin applicable to any Loan or Unpaid Sum shall be increased by 0.15 percentage points for any such Loan or Unpaid Sum which is denominated in USD or GBP.

12.5	Payment of Interest

(a)	The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

(b)

If the Compliance Certificate received by the Agent which relates to the relevant Annual Report shows that a higher Margin should have applied during a certain period, then the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period (with no compensation to entities who are no longer Lenders when the payment should be made).

(c)

If the Compliance Certificate received by the Agent which relates to the relevant Annual Report shows that a lower Margin should have applied during a certain period, the next payments of interest falling due on the relevant Utilisations shall be reduced to the extent necessary to put the Obligors in the position they would have been in if the Margin had been reduced for that period (no reduction should be made in relation to Lenders who were not Lenders when the lower Margin should have applied).

12.6	Default Interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1.00 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.6 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Term Rate Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be 1.00 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.7	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(i)	the relevant Borrower of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(iii)	the relevant Lenders and the relevant Borrower of:

(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 14.3 (Cost of funds).

(c)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

(d)

The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 14.3 (Cost of funds) applies.

(e)	This Clause 12.7 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

13.	Interest Periods

13.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)

Subject to this Clause 13, a Borrower (or the Company) may select an Interest Period of any period specified in the applicable Reference Rate Terms or any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Sustainable Facility.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	No Interest Period shall be longer than six Months.

(f)	A Loan has one Interest Period only.

(g)

The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 14.1 (Interest calculation if no Primary Term Rate).

13.2	Non-Business Days

Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

14.	Changes to the Calculation of Interest

14.1	Interest calculation if no Primary Term Rate

(a)	Interpolated Primary Term Rate

If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.

(b)	Alternative Term Rate

If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the aggregate of:

(i)	the Alternative Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; and

(ii)	any applicable Alternative Term Rate Adjustment.

(c)	Interpolated Alternative Term Rate

If paragraph (b) above applies but no Alternative Term Rate is available for the Interest Period of that Loan, the applicable Term Reference Rate shall be the aggregate of:

(i)	the Interpolated Alternative Term Rate for a period equal in length to the Interest Period of that Loan; and

(ii)	any applicable Alternative Term Rate Adjustment.

(d)	Compounded Reference Rate or cost of funds

If paragraph (c) above applies but it is not possible to calculate the Interpolated Alternative Term Rate then:

(i)

if “Compounded Reference Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency:

(A)	there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 12.1 (Calculation of Interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and

(B)	that Loan shall be a “Compounded Rate Loan” for that Interest Period and Clause 12.2 (Calculation of Interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; and

(ii)	if:

(A)	“Compounded Reference Rate will not apply as a fallback” and

(B)	“Cost of funds will apply as a fallback”,

are specified in the Reference Rate Terms for that Loan, Clause 14.3 (Cost of funds) shall apply to that Loan for that Interest Period.

(a)	Interest calculation if no RFR or Central Bank Rate

If:

(a)

there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 14.3 (Cost of funds) shall apply to that Loan for that Interest Period.

14.2	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b)

before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 14.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

14.3	Cost of funds

(a)

If this Clause 14.3 applies to a Loan for an Interest Period neither Clause 12.1 (Calculation of Interest – Term Rate Loans) nor Clause 12.2 (Calculation of Interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)

If this Clause 14.3 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 14.3 applies pursuant to Clause 14.2 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the relevant Reporting Time,

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)	If this Clause 14.3 applies the Agent shall, as soon as is practicable, notify the Company.

14.4	Break Costs

(a)

If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

15.	Fees

15.1	Commitment Fee

(a)

The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35 per cent. per annum of the applicable Margin (excluding, for the avoidance of doubt, any increase pursuant to Clause 12.4 (Margin premium for Loans and Unpaid Sums in USD and GBP) on that Lender’s Available Commitment under the Sustainable Revolving Facility for the period from the Initial Public Offering Settlement Date to and including the date falling one Month prior to the Termination Date in relation to the Sustainable Revolving Facility.

(b)

The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

15.2	Arrangement Fee

The Company shall pay to the Agent (for the account of the Arrangers) an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3	Agency Fee

The Company shall pay to the Agent (for its own account) a combined facility and security agency fee in the amount and at the times agreed in a Fee Letter.

15.4	Coordination Fee

The Company shall pay to the Joint Coordinators a coordination fee in the amount and at the times agreed in a Fee Letter.

15.5	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall, subject to the terms of this Agreement, be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility and be based upon market standard commercial terms prevailing at that time.

15.6	Ticking fee

The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 0.48 per cent. per annum on that Lender’s Available Commitment under the Sustainable Revolving Facility for the period from the date falling 30 Business Days after the date of this Agreement to and excluding the Initial Public Offering Settlement Date or the IPO Failure Date (as the case may be) (the “Ticking Fee”). The accrued Ticking Fee is payable to the Agent (for the account of each Lender) on or prior to the date falling 30 days after the Initial Public Offering Settlement Date or the IPO Failure Date (as the case may be).

15.7	No deal, no fee

No fees, commissions, costs or expenses (other than the Ticking Fee and any reasonably incurred external legal fees (including any applicable VAT) subject to any fee cap and/or estimate approved by the Company in advance) will be payable unless the Initial Public Offering Settlement Date occurs.

Section 6

Additional Payment Obligations

16.	Tax Gross-Up and Indemnities

16.1	Definitions

In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax Gross-Up) or a payment under Clause 16.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

16.2	Tax Gross-Up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction described at Clause 16.2(d), the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

16.3	Tax Indemnity

(a)

The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

(ii)	if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(iii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 16.2 (Tax Gross-Up); or

(B)	would have been compensated for by an increased payment under Clause 16.2 (Tax Gross-Up) but was not so compensated solely because one of the exclusions in Clause 16.2 (Tax Gross-Up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3 notify the Agent.

16.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5	Stamp taxes

The Original Borrower shall pay and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, other than in respect of any stamp duty, registration or other similar Taxes payable in respect of an assignment or transfer by a Lender of any of its rights or obligations under a Finance Document.

16.6	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority

(d)

Any reference in this Clause 16.6 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

16.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

16.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Original Borrower and the Agent and the Agent shall notify the other Finance Parties.

17.	Increased Costs

17.1	Increased Costs

(a)

Subject to Clause 17.3 (Exceptions) the Company shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the date of this Agreement, or (iii) the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement

“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

“CRD IV” means EU CRD IV and UK CRD IV;

“EU CRD IV” means:

(i)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (“CRR”); and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC (“CRD”).

“Increased Costs” means:

(i)	a reduction in the rate of return from a Sustainable Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

“UK CRD IV” means:

(i)	CRR as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

(ii)

the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020 (“WAA”)) implemented CRD and its implementing measures;

(iii)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and

(iv)

any law or regulation of the United Kingdom which introduces into domestic law of the United Kingdom a provision which is equivalent to a provision set out in CRR or CRD and/or implements Basel III standards.

17.2	Increased Cost Claims

(a)

A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs to the extent it is able to do so without disclosing any confidential or sensitive information.

17.3	Exceptions

(a)	Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 16.3 (Tax Indemnity) (or would have been compensated for under Clause 16.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax Indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(v)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(vi)

attributable to the implementation or application of, or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) to the extent that such Finance Party knew or could reasonably be expected to have known the amounts of such Increased Cost at the time it became a Party.

(b)	In this Clause 17.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 16.1 (Definitions).

18.	Other Indemnities

18.1	Currency Indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other Indemnities

The Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

18.3	Indemnity to the Agent

The Company shall, within five Business Days of demand, indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

18.4	Indemnity to the Security Agent

(a)

The Company shall, within five Business Days of demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them (each acting reasonably) as a result of:

(i)	any failure by the Company to comply with its obligations under Clause 20 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement;

(vi)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vii)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 18.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

19.	Mitigation by the Lenders

19.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.1 (Illegality), Clause 16 (Tax Gross-Up and Indemnities) or Clause 17 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2	Limitation of Liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.	Costs and Expenses

20.1	Transaction Expenses

The Company shall, within 30 days of demand, pay (or procure the payment to) the Agent (on account of the Lenders) the reasonably incurred external legal fees (together with reasonable expenses, disbursements and VAT, if and as applicable) of the counsel to the Lenders (subject to any fee cap and/or estimate approved by the Company in writing in advance) and, within five Business Days of demand, pay (or procure the payment to) the Agent and the Security Agent the amount of all costs and expenses reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) and the Lenders, in connection with the negotiation, preparation, perfection and execution of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

20.2	Amendment Costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 33.10 (Change of Currency),

the Company shall, within five Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all reasonable costs and expenses (including external legal fees, subject to any fee cap and/or estimate approved by the Company in writing in advance) incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement and preservation Costs

The Company shall, within five Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including external legal fees, subject to any fee cap and/or estimate approved by the Company in writing in advance) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

20.4	Cost details

No member of the Group shall be required to pay any fees (other than any amounts set out in a Fee Letter or pursuant to paragraph (e) of Clause 9.4 (Non-Extending Lenders), Clause 15.1 (Commitment Fee) or Clause 15.6 (Ticking fee)), costs, expenses or other amounts (other than principal and interest amounts due in respect of the Sustainable Revolving Facility) unless an invoice relating to such fees, costs, expenses or other amounts has been provided to the Company or a Borrower.

Section 7

Guarantee

21.	Guarantee and Indemnity

21.1	Guarantee and Indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Secured Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Secured Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.

21.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

21.4	Waiver of Defences

The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

21.5	Guarantor intent

Without prejudice to the generality of Clause 21.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

21.6	Immediate Recourse

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 21.

21.8	Deferral of Guarantors’ Rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent or, as the case may be, the Security Agent, otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

21.9	Release of Guarantors’ Right of Contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

21.10	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

21.11	Guarantee limitations

(a)

In relation to any Guarantor incorporated in Sweden (other than any Guarantor in respect of liabilities owed by its wholly owned Subsidiaries), its obligations and liabilities under this Clause 21 shall be limited, if (and only if) required by the mandatory provisions of the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) regulating unlawful distribution of assets and transfer of value (Sw. värdeöverföring) pursuant to Chapter 17, Sections 1 to 4 of the Swedish Companies Act, and it is understood that the obligations and liabilities of each Guarantor incorporated in Sweden under this Clause 21 only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

(b)

Notwithstanding anything to the contrary in this Agreement or any other Finance Document, the guarantee of a Guarantor under this Clause 21 does not apply to any Excluded Swap Obligation of that Guarantor (and no amount received from that Guarantor under any Finance Document shall be applied to any Excluded Swap Obligation of that Guarantor).

21.12	QFC Stay

(a)

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that any Finance Document or Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)

in the event that a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States; and

(ii)

in the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	In this Clause 21.12:

“BHC Act Affiliate” means, in respect of a Party, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Party.

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 8

Representations, Undertakings and Events of Default

22.	Representations

Each Obligor makes the representations and warranties set out in this Clause 22 to each Finance Party on the date of this Agreement.

22.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)

It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted save where failure to have such power would not, or could not reasonably be expected to have, a Material Adverse Effect.

22.2	Binding Obligations

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are, legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

22.3	Non-Conflict with other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any Obligor and any other member of the Group over whose assets Security is purported to be given; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets, to an extent or in a manner which would have a Material Adverse Effect,

nor, except as set out in the Transaction Security Documents, require it to create any Security.

22.4	Power and Authority

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements, it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

22.5	Validity and Admissibility in Evidence

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements, all Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	to enable it to create the Security to be created by it pursuant to any Transaction Security Document and to ensure that such Security has the priority and ranking it is expressed to have,

have been (or will at the required date be) obtained or effected and are in full force and effect.

22.6	Governing Law and Enforcement

(a)

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements, the choice of English (or, as the case may be, Swedish) law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements, any judgment obtained in England (or, as the case may be, Sweden) in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

22.7	No Filing or Stamp Taxes

Under Swedish law, it is not necessary that any stamp, registration or similar tax be paid on or in relation to this Agreement.

22.8	No Default

(a)	No Event of Default is continuing or is reasonably likely to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

22.9	Financial Statements

(a)

The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(b)

The Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Company) unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(c)

Its most recent Annual Report and financial statements delivered pursuant to Clause 23.1 (Financial Statements) have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and fairly present its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

22.10	Pari Passu Ranking

(a)

Subject to the Perfection Requirements, each Transaction Security Document creates (or, once entered into, will create) in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.11	No Proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)

No judgment or order of a court, arbitral body or agency which are reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

22.12	No breach of laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

22.13	Environmental laws

(a)

Each member of the Group is in compliance with Clause 25.10 (Environmental compliance) and to the best of its knowledge and belief no circumstances have occurred which would prevent such compliance in a manner or to an extent that has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is formally threatened against any member of the Group where that claim has or is reasonably likely to be adversely determined and, if determined against that member of the Group, is reasonably likely to have a Material Adverse Effect.

22.14	Anti-corruption law

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption, anti-money laundering and anti-bribery laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

22.15	Sanctions

(a)	Neither it nor any other member of the Group nor (to the best of its knowledge, after having made due and careful enquiry) any of their respective directors or officers or employees:

(i)	is a Restricted Party;

(ii)	has violated or is violating any applicable Sanctions;

(iii)

is directly or indirectly engaging in or has directly or indirectly engaged in any activity with a Restricted Party in violation of any applicable Sanctions or in any other activity that may result in any person becoming a subject of Sanctions; or

(iv)	is subject to any claim, proceeding, formal investigation or formal notice with respect to Sanctions.

(b)	The Company shall maintain policies and procedures designed to ensure compliance by the Company and each other member of the Group with applicable Sanctions.

22.16	No misleading information

Save as disclosed in writing to the Agent prior to the date of this Agreement, to the best of its knowledge and belief all material written information provided by any Obligor (including its advisers) to a Finance Party (taken as a whole) was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

22.17	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

22.18	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of, and has good and marketable title to, the respective assets over which it purports to grant Security, free from all Security except the Security created pursuant to, or permitted by, this Agreement.

22.19	Shares

The shares of any member of the Group which are (or are required by this Agreement to be or become) subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are (or are required by this Agreement to be or become) subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) whose shares are subject to Transaction Security.

22.20	Repetition

(a)	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)	the date of each Utilisation Request;

(ii)	on the first day of each Interest Period;

(iii)	in relation to an Extension Request made pursuant to Clauses 9.2 (First Extension Option) or Clause 9.3 (Second Extension option) of this Agreement, the date of such Extension Request;

(iv)	on each Establishment Date; and

(v)	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

(b)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

23.	Information Undertakings

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 23:

“Annual Report” means the annual report for a Financial Year delivered pursuant to paragraph (a) of Clause 23.1 (Financial Statements).

“Half-yearly Financial Statements” means the unaudited financial statements delivered pursuant to paragraph (b) of Clause 23.1 (Financial Statements).

“Quarterly Financial Statements” means the unaudited financial statements delivered pursuant to paragraph (c) of Clause 23.1 (Financial Statements)

23.1	Financial Statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)

as soon as the same become available, but in any event within four Months after the end of each of its financial years, starting with the Financial Year ending on 31 December 2021, an Annual Report of the Company;

(b)

as soon as the same become available, but in any event within six Months of the end of the second Financial Quarter in each of its financial years, starting with the Financial Year ending on 31 December 2021:

(i)	its interim balance sheet as at 30 June of that financial year; and

(ii)	a semi-annual income statement in respect of its first two Financial Quarters of that financial year;

(c)

as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years its consolidated financial statements for that Financial Quarter (commencing with the Financial Quarter ending on the first Quarter Date falling after the Initial Public Offering Settlement Date);

(d)

as soon as the same become available, but in any event within six Months of the end of the Financial Year of the Original Borrower, starting with the Financial Year ending 31 December 2021, the statutory standalone annual accounts of the Original Borrower; and

(e)

as soon as the same become available, but in any event within six Months of the end of the Financial Year of an Additional Borrower, starting with the Financial Year in which that Additional Borrower accedes to this Agreement as a Borrower in accordance with Clause 28 (Changes to the Obligors), the statutory standalone annual accounts of that Additional Borrower.

23.2	Compliance Certificate

(a)	The Company shall supply a Compliance Certificate to the Agent, with each Annual Report and each set of its Quarterly Financial Statements.

(b)	The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 24 (Financial Covenants).

(c)	Each Compliance Certificate shall be signed by the CEO, CFO or an authorised signatory of the Company.

23.3	Sustainability Compliance Certificate

(a)

The Company shall supply to the Agent, with each Annual Report (commencing with the Annual Report of the Company for the financial year ending 31 December 2021), a Sustainability Compliance Certificate setting out the Realised Values for each of the Sustainability Indicators and a sustainability report containing the Realised Values for each of the Sustainability Indicators (a “Sustainability Report”).

(b)	Each Sustainability Compliance Certificate shall be signed by the CEO, CFO or an authorised signatory of the Company.

(c)

Each Sustainability Report shall be signed by the CEO, CFO or an authorised signatory of the Company and the Company shall procure that the Realised Values for each of the Sustainability Indicators included in such report shall be approved by the Company’s Auditors on a limited assurance basis.

23.4	Requirements as to Financial Statements

(a)

The Company shall procure that each Annual Report, Half-yearly Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Company shall procure that each Annual Report shall be audited by the Company’s Auditors.

(b)

The Company shall procure that each set of financial statements delivered pursuant to Clause 23.1 (Financial Statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Accounting Principles, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 24 (Financial Covenants) has been complied with, to determine the Margin as set out in Clause 1.1 (Definitions) and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

If the Company notifies the Agent of a change in accordance with paragraph (b)(ii) above then the Company and the Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms;

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

If no such agreement is reached within 30 days of that notification of change, the Agent shall (if so requested by the Majority Lenders) instruct the Company’s Auditors or independent accountants (approved by the Company or, in the absence of such approval within five days of request by the Agent of such approval, a firm with recognised expertise) to determine any amendment to Clause 24.3 (Financial condition), the Margin computations set out in Clause 1.1 (Definitions) and any other terms of this Agreement which the Company’s Auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of the terms of this Agreement. Those amendments shall take effect when so determined by the Company’s Auditors, or as the case may be, accountants. The cost and expense of the Company’s Auditors or accountants shall be for the account of the Company.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

23.5	Notification of an Initial Public Offering Failure Date

The Company shall promptly notify the Agent (who shall notify the Lenders) of the occurrence of an Initial Public Offering Failure Date, promptly upon becoming aware of such occurrence.

23.6	Information: Miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Company to its shareholders (or any class of them) or creditors generally at the same time as they are dispatched to those creditors or shareholders (as applicable);

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)	promptly, such information as the Security Agent may reasonably require about the compliance of the Obligors with the terms of any Transaction Security Documents;

(d)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which is reasonably likely to have a Material Adverse Effect;

(e)	promptly upon request, such further information as may be required by a Lender in accordance with applicable banking supervisory laws and regulations and/or in line with standard banking practice; and

(f)

promptly on request, such further information regarding the financial condition, assets and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, provided that such information is readily obtainable by the management of the Company without incurring any material costs.

23.7	Notification of Default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by the CEO, CFO or an authorised signatory of the Company on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.8	Direct Electronic Delivery by Company

The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 35.6 (Electronic Communication) to the extent that Lender and the Agent agree to this method of delivery.

23.9	“Know Your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 28 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

23.10	Sanctions

The Company shall promptly upon becoming aware thereof, inform the Agent and to the extent permitted by applicable law:

(a)

of the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions by any Sanctions Authority against it or CEBA, any of its Subsidiaries or any Joint Ventures, as well as information on what steps are being taken with regards to answer or oppose such; and

(b)

if it, or any of its Subsidiaries or any of their Joint Ventures has become or is likely to become a Restricted Party, details of the background for such event and such further information as any Finance Party (through the Agent) may reasonably request.

24.	Financial Covenants

24.1	Financial definitions

In this Agreement:

“Adjusted Equity” means the Equity, less Intangible Assets.

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(g)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date applicable to the Sustainable Revolving Facility;

(h)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i)

any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) classified as borrowings under the Accounting Principles; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

provided that:

(i)	borrowings owed by one member of the Group to another member of the Group; and

(ii)	any guarantee or indemnity not prohibited under the Finance Documents given in respect of indebtedness referred to in paragraph (i) above,

are excluded for the purposes of this calculation.

“Cash” means, at any time, cash in hand, in transit or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(b)

there is no security over that cash, except for security of account holding banks arising under their general terms and conditions or by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements, and, for the avoidance of doubt, to the extent the Group has implemented a cash-pool arrangement, only the net cash amount available in such cash-pool shall be included; and

(c)

that cash is freely and (except as mentioned in paragraph (a) above and for any required corporate action (if any), and save for such cash which is subject to security as referred to in paragraph (b) above or held in an account in the PRC) immediately available to be applied in repayment or prepayment of the Sustainable Revolving Facility.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	bills of exchange eligible for rediscount at the relevant central bank and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited;

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) (inclusive) above; and

(iii)	can be turned into Cash on not more than 30 days’ notice; and

(f)	any other debt security approved by the Majority Lenders,

in each case, denominated and payable in freely transferable and freely convertible currency to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any members of the Group or subject to any Security.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)

after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(c)	not including any accrued interest owing to any member of the Group;

(d)	before taking into account any Exceptional Items;

(e)	before deducting any Transaction Costs (other than any costs relating to any reorganisation permitted by the Finance Documents);

(f)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(g)	plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non-Group Entities;

(h)	before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis);

(i)

before taking into account any gain or loss arising from an upward or downward revaluation of any other asset or on a disposal of any asset (not being a disposal made in the ordinary course of trading);

(j)	before taking into account any pension items;

(k)	after adding back (to the extent otherwise deducted) any provisions or costs relating to any share option or incentive schemes of the Group; and

(l)	excluding the charge to profit represented by the expensing of stock options,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation and in each case for that Relevant Period.

“Equity” means Total Assets less Total Liabilities.

“Exceptional Items” means:

(a)	any items of an unusual or non-recurring nature which represent gains or losses; and

(b)	any Restructuring Costs.

provided that the aggregate amount may never exceed the higher of SEK 100,000,000 (or its equivalent in other currencies) and 10% combined EBITDA for any Relevant Period.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles as applied under the Original Financial Statements, be treated as a finance or capital lease, subject to any amendment to the Accounting Principles made pursuant to this Agreement.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Intangible Assets” means Total Assets less the aggregate book value of all tangible assets of the Group at any time.

“Liquidity” means the aggregate amount of:

(a)	Cash and Cash Equivalent Investments held by the Group;

(b)	Available Commitments under the Sustainable Facilities; and

(c)	available undrawn commitments under any other loan agreement permitted under this Agreement.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months ending on or about the last day of each Financial Quarter starting with the Relevant Period ending on the Quarter Date immediately following the Initial Public Offering Settlement Date.

“Restructuring Costs” means expenditure, costs relating to the restructuring or reorganisation of parts of, or any business or assets of any member of, the Group, the rebranding, relocation, rationalisation, reduction, disposal or elimination of administrative or production locations, product lines, assets or businesses, the recruitment, relocation, retention, retraining, severance and/or termination of any employee or member of management, business interruption or discontinued operations, any other cost-cutting measure or rationalisation, and any other similar item, including, in each case, the payment of costs, expenses, Taxes and fees (including, but not limited to, any advisor and consultancy fee) relating to any such action.

“Tangible Assets” means Total Assets less Intangible Assets.

“Tangible Solvency Ratio” means the ratio of Adjusted Equity to Tangible Assets.

“Total Assets” means the aggregate book value of all assets (both tangible and intangible (including, for the avoidance of doubt, goodwill)) of the Group at any time.

“Total Liabilities” means the book value of long term and short term debt and other liabilities of the Group which shall be included in the balance sheet at any time less any loan from a shareholder of the Company to the Company if subordinated to the Sustainable Facilities to the satisfaction of the Lenders.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings required to be recorded on a balance sheet in accordance with the Accounting Principles at that time but:

(a)	excluding any amounts in respect of undrawn letters of credit, bank guarantees, hedging obligations and capital stock, shares or equivalents;

(b)	including, in the case of Finance Leases only, their capitalised value; and

(c)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time,

and so that no amount shall be included or excluded more than once.

“Total Net Leverage Ratio” means the ratio of Total Net Debt to EBITDA in respect of any Relevant Period.

24.2	Conversion Option

The Company (at its sole discretion) has the option to irrevocably convert financial covenant testing under this Agreement from the financial covenants set out in paragraphs (a), (b) and (c) of Clause 24.3 (Financial condition) to the financial covenant set out in paragraph (d) of Clause 24.3 (Financial condition) (the “Conversion Option”) provided that:

(a)	it has given not less than 10 Business Days written notice to the Agent if its intention to exercise the Conversion Option;

(b)	no Event of Default is continuing at the time such option is exercised; and

(c)	the option is exercised on or after 31 December 2023.

24.3	Financial condition

The Company shall ensure that:

(a)

Tangible Solvency Ratio: prior to the exercise of the Conversion Option only, the Group’s Tangible Solvency Ratio shall at any Quarter Date exceed the percentage set out in the table below opposite the applicable Quarter Date.

Quarter Date	Tangible Solvency Ratio (per cent.)
Remaining Quarters Dates in 2021 from and including the first Quarter Date to fall immediately following the Initial Public Offering Settlement Date	55
Quarters Dates in 2022	50
Quarters Dates in 2023 and thereafter	45

(b)	Minimum EBITDA: prior to the exercise of the Conversion Option only, the Group’s EBITDA in respect of each Financial Quarter ending on or after 30 September 2022 shall exceed SEK 0.

(c)

Minimum Liquidity: prior to the exercise of the Conversion Option only, the Group’s Liquidity shall at any Quarter Date falling on or after the Quarter Date immediately following the Initial Public Offering Settlement Date be equal to or exceed SEK 1,500,000,000.

(d)

Total Net Leverage Ratio: following the exercise of the Conversion Option only, the Company shall ensure that on each applicable Quarter Date, the Total Net Leverage Ratio (as shown in the relevant Compliance Certificate) in respect of the Relevant Period ending on that Quarter Date does not exceed 3.50:1.

24.4	Financial testing

(a)

The financial covenants set out in Clause 24.3 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each Compliance Certificate delivered pursuant to Clause 23.2 (Compliance Certificate).

(b)

If a member of the Group acquires or disposes of a company or business (including any commitment in respect thereof), for each Relevant Period ending on a date which is less than 12 months after that company or business became or, as applicable, ceased to be a part of the Group, the results of that company or, as applicable, attributable to that business will be deemed included with those of the rest of the Group or, as applicable, excluded for the full duration of such Relevant Period as if that company or business had become or, as applicable, ceased to be a part of the Group at the start of the Relevant Period. Such results in respect of an acquired company or business shall be adjusted on a pro forma basis so that they take into account the reasonably identifiable and supportable anticipated full run-rate effect of any synergies and cost savings (as projected by the Company in good faith) realisable or which the Company believes can be obtained during the period of 12 months from the date of the relevant acquisition combining the operations of the acquired company or business with the operations of the Group, and it may be assumed for the purposes of calculating such pro forma increase or decrease to EBITDA that the full run-rate effect of such synergies and net costs savings are and will be fully realisable on the first day of and during the entire Relevant Period provided that such cost synergies and net cost savings do not exceed the higher of (i) 10% of combined EBITDA (after taking into account all relevant acquisitions, investments and any pro forma adjustments and, for the avoidance of doubt, without double counting any Exceptional Items) and (ii) SEK 100,000,000 for any Relevant Period.

(c)

If any financial covenant set out in Clause 24.3 (Financial condition) would be breached on the basis of exchange rates prevailing on the last date of any Relevant Period, but would not be breached on the basis of average exchange rates over that Relevant Period, then such average exchange rates shall apply for that Relevant Period and for any following Relevant Period after such change.

(d)	For the purpose of this Clause 24, no item shall be included or excluded more than once in any calculation.

24.5	Equity Cure

(a)

If, in respect of any Relevant Period (the “First Relevant Period”) or Quarter Date, the Company is in breach of any obligation set out in paragraphs (a) (Tangible Solvency Ratio), (b) (Minimum Liquidity) and/or (d) (Total Net Leverage Ratio) of Clause 24.3 (Financial condition) (each a “Financial Covenant”), then the Company may, within 21 days of delivery of the Compliance Certificate (or the date on which the Compliance Certificate was required to be delivered) relating to the First Relevant Period or relevant Quarter Date, procure the contribution of the net proceeds in cash by way of (a) New Company Injection(s) (such net proceeds being a “Cure Amount” and such contribution being a “cure”) which, subject to the conditions in paragraph (b) below and provided that (i) the Company notifies the Agent that the Company has received the Cure Amount and (ii) the Company has received (a) New Company Injection(s), shall have the effect that each Financial Covenant will be calculated giving effect to the following adjustments

(i)

for the purpose of calculating Tangible Solvency Ratio, Equity as at the relevant Quarter Date shall be recalculated assuming that the Cure Amount had been contributed and applied towards an increase in Equity immediately prior to the relevant Quarter Date;

(ii)

for the purpose of calculating Liquidity, Cash as at the relevant Quarter Date shall be recalculated assuming that the Cure Amount had been contributed and applied towards an increase in Cash immediately prior to the relevant Quarter Date;

(iii)

for the purpose of calculating Total Net Leverage Ratio, Total Net Debt shall be reduced and recalculated assuming that the Cure Amount had been contributed and applied prior to the relevant Quarter Date; and

(iv)	for the purpose of calculating EBITDA, the Cure Amount shall not be taken into account and compliance with Clause 24.3 (Financial condition) will be determined by reference to the recalculations (or calculations) described above.

(b)

The Cure Amount may only be taken into account to remedy or prevent non-compliance with the Financial Covenants as set out in paragraph (a) above if the Company does not make any such election or receive the benefit of a cure:

(i)	more than three times over the life of the Sustainable Facilities; or

(ii)	in respect of consecutive Financial Quarters.

(c)	The Cure Amount will only have the effect of remedying the breaches of the Financial Covenants and not the calculation of Margin or otherwise.

25.	General Undertakings

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Authorisations

Each Obligor shall, and the Company shall procure that CEBA will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents to which it is a party; and

(ii)

subject to the Legal Reservations and, in the case of the Transaction Security Documents to which it is a party, any applicable Perfection Requirements ensure the legality, validity, enforceability or admissibility in evidence in its Relevant Jurisdiction of any Finance Document to which it is a party.

25.2	Compliance with Laws

Each Obligor shall, and the Company shall procure that CEBA will, comply in all material respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.

25.3	Negative pledge

In this Clause 25.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	Except as permitted under paragraph (c) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	Except as permitted under paragraph (c) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

25.4	Disposals

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

25.5	Merger

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to:

(i)	any Permitted Disposal;

(ii)	any Permitted Acquisition; or

(iii)	any Permitted Transaction.

25.6	Change of Business

The Company shall procure that no substantial change is made to the general nature of the business of the Group (taken as a whole) from that carried on at the date of this Agreement.

25.7	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

25.8	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Company shall not:

(i)	declare, make or pay any dividend (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Company; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Payment; or

(ii)	a Permitted Transaction.

25.9	Subsidiary Financial Indebtedness

(a)

Except as permitted under paragraph (b) below, the Company shall ensure that no member of the Group (other than the Company and the Original Borrower) will incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

25.10	Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.11	Anti-corruption law

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use any part of the proceeds of the Sustainable Facilities for any purpose which would breach anti-corruption, anti money-laundering or anti-bribery laws in any jurisdiction.

(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable anti-corruption, anti money-laundering or anti-bribery laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

25.12	Sanctions

(a)	No Obligor shall (and the Company shall procure that no other member of the Group nor, in relation to paragraphs (ii) below, any of their respective directors, officers or employees will):

(i)

request any Utilisation or use, lend, contribute or otherwise make available the proceeds of any Utilisation or any other transaction contemplated by a Finance Document to any person directly or indirectly:

(A)	to fund or support any trade, business or other activities of or with any Restricted Party in violation of any applicable Sanctions; or

(B)	in any manner that would reasonably be expected to result in any person being in breach of any applicable Sanctions or becoming a Restricted Party; or

(ii)	use any revenue or benefit derived from any activity or dealing which is in breach of any applicable Sanctions in discharging any obligation due under or in connection with any Finance Document.

(iii)

directly or indirectly engage in any activity, transaction or conduct that results or is reasonably likely to result in any party being in breach of any Sanctions or becoming a person subject to Sanctions; or

(iv)

directly or indirectly engage in any activity, transaction or conduct that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, in whole or in part, any Sanctions.

(b)

Any provision of this Clause 25.12 or Clause 22.15 (Sanctions) shall not apply to or in favour of any person if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law.

(c)

Each Obligor shall (and the Company shall procure that each other member of the Group will), to the extent permitted by law and promptly upon becoming aware of them, supply to the Agent details of any claim, proceeding, formal notice or formal investigation against it or any other member of the Group with respect to Sanctions.

(d)	Each Obligor shall (and the Company shall procure that each other member of the Group will) take all reasonable measures to ensure compliance with Sanctions.

25.13	Pari passu ranking

Subject to the Legal Reservations each Obligor shall, and the Company shall procure that CEBA will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

25.14	Further assurance

(a)

Each Obligor shall (and the Company shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify having regard to the rights and restrictions in the Finance Documents (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall (and the Company shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any

Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents, including (without limitation) the Perfection Requirements, as soon as reasonably practicable and, in any event, within the timeframe permitted under the applicable law.

26.	Events of Default

Each of the events or circumstances set out in this Clause 26 is an Event of Default (save for Clause 26.13 (Acceleration) and Clause 26.15 (Clean-Up Period)).

26.1	Non-Payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within:

(i)	(in the case of paragraph (a)(i) above) five Business Days of its due date; or

(ii)	(in the case of paragraph (a)(ii) above) seven Business Days of its due date.

26.2	Financial Covenants

Subject to Clause 24.5 (Equity Cure), any requirement of Clause 24 (Financial Covenants) is not satisfied.

26.3	Other Obligations

(a)	An Obligor or CEBA does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 26.1 (Non-Payment) and Clause 24 (Financial Covenants)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

26.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor or CEBA in the Finance Documents to which it is a party or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the misrepresentation is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Company, CEBA or relevant Obligor and (ii) the Company, CEBA or an Obligor becoming aware of such misrepresentation.

26.5	Cross Default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 26.5 if:

(i)

the relevant Financial Indebtedness constitutes intra-Group loans or a shareholder loan from a shareholder of the Company to the Company (provided it is subordinated to the Sustainable Facilities to the satisfaction of the Lenders); or

(ii)

the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than SEK 250,000,000 (or its equivalent in any other currency or currencies).

26.6	Insolvency

(a)	Any member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due, in each case other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets;

(ii)	suspends making payments on any of its debts; or

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The board of directors of any member of the Group incorporated in Sweden is under a statutory obligation to liquidate that member of the Group due to capital deficiency (Sw. kapitalbrist).

(c)	A member of the Group incorporated in Sweden is required to prepare a special balance sheet (Sw. kontrollbalansräkning).

(d)	A moratorium is declared in respect of any indebtedness of any member of the Group.

26.7	Insolvency Proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group, other than a solvent liquidation or reorganisation of any member of the Group other than an Obligor or CEBA;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of any member of the Group other than an Obligor or CEBA), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets (other than as a result of any measure permitted under the Finance Documents); or

(iv)	enforcement of any Security over any assets of any member of the Group having an aggregate value of SEK 250,000,000 (or its equivalent in other currencies),

or any analogous procedure or step is taken in any jurisdiction.

(b)	This Clause 26.7 shall not apply to:

(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement; or

(ii)	any step or procedure contemplated by paragraphs (c) or (d) of the definition of “Permitted Transaction”.

26.8	Creditors’ Process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any member of the Group having an aggregate value of SEK 250,000,000 and is not discharged within 21 days.

26.9	Ownership of the Obligors

After the date of this Agreement, an Obligor (other than the Company) or CEBA ceases to be a wholly owned direct or indirect Subsidiary of the Company (excluding (i) for the purposes of determining whether a Subsidiary is “wholly owned” in this Clause 26.9, the minority shareholdings held by individuals in CEBA as at the date of this Agreement or (ii) in the case of CEBA ceasing to be a wholly owned direct or indirect subsidiary of the Company, pursuant to paragraph (d) of the definition of “Permitted Transaction”).

26.10	Unlawfulness

(a)

It is or becomes unlawful for an Obligor or CEBA to perform any of its obligations under the Finance Documents to which it is a party or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)

No Event of Default will occur under paragraph (a) above if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the relevant party and (ii) the relevant party becoming aware of the failure to comply.

26.11	Repudiation

An Obligor or CEBA repudiates a Finance Document to which it is a party or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any Transaction Security, in each case, to which it is a party, which individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

26.12	Security

Any Transaction Security Document is not in full force and effect or does not create in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

26.13	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which is reasonably likely to be adversely determined and, if so determined, which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

26.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)

cancel the Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and the Sustainable Revolving Facility shall immediately cease to be available for further utilisation;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

(e)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(f)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

26.15	Clean-Up Period

Notwithstanding any other provision of any Finance Document:

(a)	any breach of a Clean-Up Representation or a Clean-Up Undertaking; or

(b)	any Event of Default constituting a Clean-Up Default,

which occurs during a Clean-Up Period will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default (as the case may be) if:

(i)

it would have been (if it were not for this Clause 26.15) a breach of representation or warranty, a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to the company (or any of its Subsidiaries) or the business or undertaking which is the subject of the relevant acquisition (or any obligation to procure or ensure in relation to that company, Subsidiary, business or undertaking);

(ii)	it is capable of remedy on or before the end of the Clean-Up Period and reasonable steps are being taken to remedy it;

(iii)	the circumstances giving rise to it have not been procured by or approved by the Company or any Obligor that was an Obligor immediately prior to the relevant acquisition; and

(iv)	it is not reasonably likely to have a Material Adverse Effect.

If the relevant circumstances are continuing on or after the end of that Clean-Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

Section 9

Changes to Parties

27.	Changes to the Lenders

27.1	Assignments and Transfers by the Lenders

Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations (each a “Transfer),

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

27.2	Company Consent

(a)	The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)

The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time and provided that the Company has been provided with the full legal name of the proposed New Lender and a copy of any relevant Confidentiality Undertaking.

(c)	Notwithstanding anything to the contrary in this Agreement, no Transfer under this Clause 27 may be made:

(i)

to an industrial competitor of any member of the Group, a hedge fund, a distressed debt fund, a loan-to-own investor, a supplier or sub-contractor to any member of the Group or a Defaulting Lender (or, in each case, a person that is a Related Fund or is an affiliate or acting on behalf of such a person). Notwithstanding the foregoing, the terms “hedge fund”, “distressed debt fund”, “industrial competitor” and “loan-to-own investor” shall not include any deposit taking financial institution authorised by a financial services regulator to carry out the business of banking and which is managed and controlled independently to such hedge fund, distressed debt fund, industrial competitor and loan-to-own investor provided that the deposit taking financial institution is (a) acting on the other side of appropriate information barriers implemented or maintained as required by law, regulation or internal policy from the entity which otherwise would constitute a hedge fund, distressed debt fund, industrial competitor or loan-to-own investor (as applicable) and (b) has separate personnel responsible for its interests under the Finance Documents, such personnel are independent from its interests as a hedge fund, distressed debt fund, industrial competitor or loan-to-own investor (as applicable) and no information provided under the Finance Documents is disclosed or otherwise made available to any personnel responsible for its interests (or its other Affiliates’ interests), in each case, as a hedge fund, distressed debt fund, industrial competitor or loan-to-own investor (as applicable); or

(ii)	to an Affiliate of any Lender that does not have a rating of at least BBB- by Standard & Poor’s Rating Services Limited or Fitch Ratings Ltd or at least Baa3 by Moody’s Investor Services Limited,

other than with the prior written consent of the Company.

27.3	Other Conditions of Assignment or Transfer

(a)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it had been an Original Lender;

(ii)	the recordation of the transfer in the Register; and

(iii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)	A transfer will only be effective if the procedure set out in Clause 27.6 (Procedure for Transfer) is complied with.

(c)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax Gross-Up and Indemnities) or Clause 17 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(d)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.4	Assignment or Transfer Fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of SEK 30,000.

27.5	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.6	Procedure for Transfer

(a)

Subject to the conditions set out in Clause 27.2 (Company Consent) and Clause 27.3 (Other Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.12 (Pro Rata Interest Settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Security Agent, the Arrangers, the New Lender and other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arrangers, any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents;

(iv)	the New Lender shall become a Party as a “Lender”; and

(v)

any transfer shall include a transfer of a proportional interest of the Transaction Security governed by Swedish law together with a proportional interest in the Transaction Security Documents governed by Swedish law.

27.7	Procedure for Assignment

(a)

Subject to the conditions set out in Clause 27.2 (Company Consent) and Clause 27.3 (Other Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.12 (Pro Rata Interest Settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement;

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations; and

(iv)

any assignment shall include an assignment of a proportional interest of the Transaction Security governed by Swedish law together with a proportional interest in the Transaction Security Documents governed by Swedish law.

(d)

Lenders may utilise procedures other than those set out in this Clause 27.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.6 (Procedure for Transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Company Consent) and Clause 27.3 (Other Conditions of Assignment or Transfer).

27.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

27.9	Security Over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.10	The Register

The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a copy of each assignment or transfer delivered to it and a register for the recordation of the names of the Lenders, and the Commitments of, and principal amounts (and stated interest) of such Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding any other provision of this Agreement to the contrary, no assignment or transfer will be effective until recorded in the Register.

27.11	The Participant Register

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each person it sells a participation to (a “Participant”) and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

27.12	Pro Rata Interest Settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.6 (Procedure for Transfer) or any assignment pursuant to Clause 27.7 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.12 , have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 27.12 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.12 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

28.	Changes to the Obligors

28.1	Assignments and Transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.9 (“Know Your Customer” Checks), the Original Borrower may request that any of the Company’s wholly owned direct or indirect Subsidiaries become an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	it is incorporated in Sweden or otherwise if all the Lenders approve the addition of that Subsidiary;

(ii)	the Company delivers to the Agent a duly completed and executed Accession Letter;

(iii)	that Subsidiary is (or becomes) a Guarantor no later than the date on which it becomes a Borrower;

(iv)	the Company confirms that no Event of Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)

the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.3	Resignation of a Borrower

(a)	The Company may request that a Borrower (other than the Original Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)

where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 28.6 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case), whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

28.4	Additional Guarantors

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.9 (“Know Your Customer” Checks), the Original Borrower may request that any of the Company’s wholly owned direct or indirect Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed Accession Letter; and

(ii)

the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably)

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations and the representations and warranties in Clause 22.11 (No Proceedings), Clause 22.12 (No breach of laws) and Clause 22.16 (No misleading information) are true in all material respects (or, to the extent a materiality test applies, all respects) in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.6	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company or the Original Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	all the Lenders have consented to the Company’s request;

(iii)	no payment is due from that Guarantor under Clause 21 (Guarantee and Indemnity); and

(iv)	where that Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 28.3 (Resignation of a Borrower),

whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents.

Section 10

The Finance Parties

29.	Role of the Agent and the Arrangers

29.1	Appointment of the Agent

(a)	Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;

(B)	the Sustainable Incremental Facility Majority Lenders if the relevant Finance Document stipulates the matter is a Sustainable Incremental Facility Majority Lender decision; and

(C)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

29.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to Clause 27.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Security Agent or an Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4	Role of the Arrangers

Except as specifically provided in the Finance Documents, an Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.5	No Fiduciary Duties

(a)	Nothing in any Finance Document constitutes the Agent or an Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor an Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.6	Business with the Group

The Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.7	Rights and Discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-Payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor an Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.8	Responsibility for Documentation

Neither the Agent nor an Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, an Arranger, an Obligor, CEBA or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	No Duty to Monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

29.10	Exclusion of Liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or an Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

29.11	Lenders’ Indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Original Borrower.

(b)

Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Original Borrower, in which case the Majority Lenders (after consultation with the Original Borrower) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Original Borrower) may appoint a successor.

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent and the Company amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees and those amendments will bind the Parties.

(e)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Original Borrower shall, within five Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees subject to any fee cap and/or estimate approved by the Company in writing in advance) reasonably incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 16.7 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 16.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

29.13	Replacement of the Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

29.15	Relationship with the Lenders

(a)

Subject to Clause 27.12 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 35.6 (Electronic Communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and Clause 35.6 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16	Credit Appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor or CEBA for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.17	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.	The Security Agent

30.1	Appointment of the Security Agent

(a)

Each other Secured Party appoints the Security Agent to act as security trustee under and in connection with the relevant Finance Documents in relation to any security interest which is expressed to be or is construed to be governed by English law, or any other law from time to time designated by the Security Agent and an Obligor.

(b)

Except as expressly provided in paragraph (a) above, and without limiting or affecting Clause 30.3 (Parallel Debt), each other Secured Party appoints the Security Agent to act as security agent under and in connection with the relevant Finance Documents.

(c)	Each other Secured Party authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the relevant Finance Documents.

30.2	Security Agent as Trustee

(a)	The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.

(b)

Each of the Agent, the Arranger and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.3	Parallel Debt

(a)

Each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent amounts equal to any amounts owing from time to time by that Obligor to any Secured Party under any Finance Document as and when those amounts are due.

(b)

Each Obligor and the Security Agent acknowledge that the obligations of each Obligor under paragraph (a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Obligor to any Secured Party under any Finance Document (its “Corresponding Debt”) nor shall the amounts for which each Obligor is liable under paragraph (a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i)	the Parallel Debt of each Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(ii)	the Corresponding Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(iii)	the amount of the Parallel Debt of an Obligor shall at all times be equal to the amount of its Corresponding Debt.

(c)

For the purpose of this Clause 30.3, the Security Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Security granted under the Finance Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d)

All monies received or recovered by the Security Agent pursuant to this Clause 30.3, and all amounts received or recovered by the Security Agent from or by the enforcement of any Security granted to secure the Parallel Debt, shall be applied in accordance with Clause 33.6 (Partial payments).

(e)	Without limiting or affecting the Security Agent’s rights against the Obligors (whether under this Clause 30.3 or under any other provision of the Finance Documents), each Obligor acknowledges that:

(i)	nothing in this Clause 30.3 shall impose any obligation on the Security Agent to advance any sum to any Obligor or otherwise under any Finance Document, except in its capacity as Lender; and

(ii)

for the purpose of any vote taken under any Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

30.4	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

30.5	Instructions

(a)	The Security Agent shall:

(i)

subject to paragraphs (d) and (e) below exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent;

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders).

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent (or, if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary intention appears in the relevant Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (d) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clause 30.8 (No Duty to Account) to Clause 30.13 (Exclusion of Liability), Clause 30.16 (Confidentiality) to Clause 30.22 (Custodians and Nominees) and Clause 30.25 (Acceptance of Title) to Clause 30.29 (Disapplication of Trustee Acts); or

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 30.30 (Order of Application); and

(B)	Clause 30.34 (Permitted deductions).

(e)

If giving effect to instructions given by the Agent on behalf of the Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to Clause 39.2 (All Lender Matters), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)

The Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the provisions of the remainder of this Clause 30.5, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

30.6	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Agent a copy of any document received by the Security Agent from any Obligor or CEBA under any Finance Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.7	No Fiduciary Duties to Obligors

Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor or CEBA.

30.8	No Duty to Account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

30.9	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

30.10	Rights and Discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Agent, Majority Lenders, the Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice made by the Company is made on behalf of and with the consent and knowledge of all the Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)

Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Agent) if the Security Agent in its reasonable opinion deems this to be necessary.

(f)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(h)

Unless a Finance Document expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.11	Responsibility for Documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or CEBA or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.12	No Duty to Monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

30.13	Exclusion of Liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

(iv)

without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Security Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party,

on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

30.14	Lenders’ Indemnity to the Security Agent

Each Lender shall (in the proportion that its Commitments bear to the Total Commitments for the time being (or, if the Total Commitments are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three

Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

30.15	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b)	Alternatively the Security Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent.

(d)

If the Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as security agent and the Security Agent is entitled to appoint a successor under paragraph (c) above, the Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Security Agent to become a party to this Agreement as Security Agent) agree with the proposed successor Agent amendments to this Clause 30 and any other term of this Agreement dealing with the rights or obligations of the Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the security agency fee payable under this Agreement which are consistent with the successor Security Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Original Borrower shall, within five Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees subject to any fee cap and/or estimate approved by the Company in writing in advance) reasonably incurred by it in making available such documents and records and providing such assistance.

(f)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Transaction Security to that successor.

(g)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.27 (Winding Up of Trust) and paragraph (e) above) but shall remain entitled to the benefit of this Clause 30 and Clause 18.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

30.16	Confidentiality

(a)

In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.17	Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

30.18	Credit Appraisal by the Secured Parties

Without affecting the responsibility of any Obligor or CEBA for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.19	Reliance and Engagement Letters

The Security Agent may obtain and rely on any certificate or report from any Obligor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

30.20	No Responsibility to Perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor or CEBA to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor or CEBA to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Transaction Security Document.

30.21	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

30.22	Custodians and Nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets held by the Security Agent as trustee or security agent of the Secured Parties may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to any such assets and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.23	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

30.24	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Company and the Secured Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.25	Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor or CEBA may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor or CEBA to remedy, any defect in its right or title.

30.26	Releases

Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

30.27	Winding Up of Trust

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 30.15 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

30.28	Powers Supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

30.29	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

30.30	Order of Application

Subject to Clause 30.31 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents, under Clause 30.3 (Parallel Debt)), or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 30, the “Recoveries”) shall be held by the Security Agent for application at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 30), in the following order:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 30.3 (Parallel Debt)), any Receiver or any Delegate;

(b)

in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c)

in payment or distribution to the Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 33.6 (Partial Payments); and

(d)	the balance, if any, in payment or distribution to the relevant Obligor.

30.31	Prospective liabilities

Following enforcement of any of the Transaction Security the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 30.30 (Order of application) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Obligations,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

30.32	Investment of Proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 30.30 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of Clause 30.30 (Order of Application).

30.33	Currency Conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.34	Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

30.35	Good Discharge

(a)

Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

30.36	Amounts Received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

30.37	Application and Consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 30.3 (Parallel Debt)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 30.

31.	Conduct of Business by the Secured Parties

No provision of this Agreement will:

(a)	interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32.	Sharing among the Secured Parties

32.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Secured Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial Payments).

(b)	Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

32.2	Redistribution of Payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.6 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s Rights

On a distribution by the Agent under Clause 32.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

32.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5	Exceptions

(a)

This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.6	Ancillary Lenders

(a)

This Clause 32 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 26.13 (Acceleration).

(b)

Following the exercise by the Agent of any of its rights under Clause 26.13 (Acceleration), this Clause 32 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction from the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings.

Section 11

Administration

33.	Payment Mechanics

33.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

33.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and Pre-Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

33.3	Distributions to an Obligor

The Agent or the Security Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and Pre-Funding

(a)

Where a sum is to be paid to the Agent or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

(c)

If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 33.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 33.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)

that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

33.6	Partial Payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.7	No Set-Off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8	Business Days

(a)

Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9	Currency of Account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.10	Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

33.11	Disruption to Payment Systems Etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Sustainable Revolving Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34.	Set-Off

(a)

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)

Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

35.	Notices

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or by letter and communication by way of electronic mail should be the default method.

35.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Original Borrower or the Company, that identified with its name below;

Company:

Postal Address: P.O Box 588, 205 21 Malmö, Sweden

Visiting address: Jagaregatan 4, 211 19 Malmö, Sweden

Email: Christian.Hanke@oatly.com; ola.thomson@oatly.com; treasury@oatly.com

Attention: Christian Hanke and Ola Thomson

Original Borrower:

Postal Address: P.O Box 588, 205 21 Malmö, Sweden

Visiting address: Jagaregatan 4, 211 19 Malmö, Sweden

Email: Christian.Hanke@oatly.com; ola.thomson@oatly.com; treasury@oatly.com

Attention: Christian Hanke and Ola Thomson

(b)	in the case of each Lender, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

35.3	Delivery

(a)

Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when made by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose). All notices from or to an Obligor shall be sent through the Agent.

(c)	Any communication or document made or delivered to the Company in accordance with this Clause 35.3 will be deemed to have been made or delivered to each of the Obligors.

(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

35.4	Notification of address

Promptly upon changing its address, the Agent shall notify the other Parties.

35.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

35.6	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 35.6.

35.7	Direct electronic delivery by Company

The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 35.6 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

35.8	English Language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.	Calculations and Certificates

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day Count Convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

36.4	Personal liability

If a director or similar officer signs a certificate required under the Finance Documents on behalf of any member of the Group and the certificate proves to be incorrect, that director will incur no personal liability as a result, unless the individual acted fraudulently, recklessly or with an intention to mislead in giving that certificate. In such an event, any liability of the director will be determined in accordance with applicable law.

37.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

39.	Amendments and Waivers

39.1	Required Consents

(a)

Subject to Clause 39.2 (All Lender Matters) and Clause 39.3 (Other Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39.

(c)	Paragraph (c) of Clause 27.12 (Pro Rata Interest Settlement) shall apply to this Clause 39.

(d)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 39 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all the Guarantors.

39.2	All Lender Matters

(a)

Subject to Clause 39.4 (Changes to reference rates) an amendment or waiver (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” or “Sustainable Incremental Facility Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)

a reduction in the Margin (other than in accordance with the definition of Margin) or Clause 12.3 (Sustainability Adjustments) or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment of any amount under the Finance Documents;

(v)

an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Sustainable Revolving Facility;

(vi)	a change to the Borrowers or Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(vii)	any provision which expressly requires the consent of all the Lenders;

(viii)	the definitions of “Restricted Party”, “Sanctions”, “Sanctions Authority” and “Sanctions List” or any Clause in which such terms are being used;

(ix)

Clause 2.7 (Finance Parties’ Rights and Obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 8 (Establishment of Incremental Facilities), Clause 10.1 (Illegality), Clause 10.3 (Change of Control and delisting), Clause 10.4 (IPO failure), Clause 10.10 (Application of Prepayments), Clause 27 (Changes to the Lenders), Clause 28 (Changes to the Obligors), Clause 32 (Sharing among the Finance Parties), this Clause 39, Clause 45 (Governing Law) or Clause 46.1 (Jurisdiction);

(x)	the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(xi)

(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of the guarantee and indemnity granted under Clause 21 (Guarantee and indemnity) or the Charged Property; or

(xii)

the release of any guarantee and indemnity granted under Clause 21 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made without the prior consent of all the Lenders.

39.3	Other Exceptions

(a)

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, any Ancillary Lender or any Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, that Ancillary Lender, that Arranger, as the case may be.

(b)	Any amendment or waiver which:

(i)	relates only to the rights or obligations applicable to a particular Utilisation, Facility or class of Lender; and

(ii)	does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility or another class of Lender,

(c)

may be made in accordance with this Clause 39 but as if references in this Clause 39 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (c), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Sustainable Facility or forming part of that particular class.

39.4	Changes to reference rates

(a)

Subject to Clause 39.3 (Other Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)

An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in, paragraphs (a) or (b) above within 10 Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)

its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(d)	In this Clause 39.4:

“Published Rate” means:

(a)	the Alternative Term Rate for any Quoted Tenor;

(b)	the Primary Term Rate for any Quoted Tenor; or

(c)	an RFR.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Company, materially changed;

(b)

(i)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(ii)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)

the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iv)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(v)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;

(vi)

in the case of the Primary Term Rate for any Quoted Tenor for USD, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor);

(c)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or

(ii)

that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or

(d)	in the opinion of the Majority Lenders and the Company, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Published Rate.

39.5	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 20 Business Days of that request being made (unless the Company and the Agent agree to a longer time period in relation to any request):

(a)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Sustainable Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

39.6	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)

an Obligor becomes obliged to repay any amount in accordance with Clause 10.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased Costs), Clause 16.2 (Tax Gross-Up) or Clause 16.3 (Tax Indemnity) to any Lender,

(iii)

then the Company may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”), and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.12 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. If a Lender is required to transfer rights and obligations pursuant to this Clause 39.6 but fails to do so within five Business Days of being required to do so that Lender’s Commitment and/or participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained in respect of a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Documents or other vote of Lenders under the terms of this Agreement.

(b)	The replacement of a Lender pursuant to this Clause 39.6 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or the Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 39.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)

Lenders whose Commitments aggregate in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

39.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders or the Sustainable Incremental Facility Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 39.7, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.8	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement

(ii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of the undrawn Sustainable Facility Commitment of the Lender; or

(iii)

require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of any Sustainable Facility, to an Eligible Institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”), which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 27 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(i)

in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 27.12 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(ii)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (i) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 39.8 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or the Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 60 days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

40.	Confidential Information

40.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information) and Clause 40.3 (Disclosure to Numbering Service Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent, and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.9 (Security over Lenders’ Rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

40.3	Disclosure to Numbering Service Providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Sustainable Revolving Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 45 (Governing Law);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Sustainable Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Sustainable Facility;

(xi)	type of facility;

(xii)	ranking of facility;

(xiii)	Termination Date for the Sustainable Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Sustainable Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Sustainable Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Sustainable Facility and/or one or more Obligors by such numbering service provider.

40.4	Entire Agreement

This Clause 40.4 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.5	Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.6	Notification of Disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.6.

40.7	Continuing Obligations

The obligations in this Clause 40.7 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

41.	Confidentiality of Funding Rates

41.1	Confidentiality and Disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to Clause 12.7 (Notifications); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

41.2	Related Obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 41.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 41.

41.3	No Event of Default

No Event of Default will occur under Clause 26.3 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 41.

42.	Disclosure of Lender details by Agent

42.1	Supply of Lender details to Company

The Agent shall provide to the Company within five Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the department or officer, if any, for whose attention any communication is to be made of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

42.2	Supply of Lender details at Company’s direction

(a)	The Agent shall, at the request of the Company, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(i)

other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	member of the Group.

(b)

Subject to paragraph (c) below, the Company shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)

The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

43.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

44.	Bail-In

44.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

44.2	Bail-In definitions

In this Clause 44:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

Section 12

Governing Law and Enforcement

45.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

46.	Enforcement

46.1	Jurisdiction

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

46.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(a)	irrevocably appoints Oatly UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Original Parties

Part 1 The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any)
Oatly AB	556446-1043

Name of Original Guarantor	Registration number (or equivalent, if any)
Oatly AB	556446-1043
Oatly Group AB	559081-1989

Part 2

The Original Lenders

Name of Original Lender	Commitment (SEK)
BNP Paribas SA, Bankfilial Sverige	560,000,000
Coöperatieve Rabobank U.A.	560,000,000
Nordea Bank ABP, Filial I Sverige	560,000,000
Skandinaviska Enskilda Banken AB (publ)	560,000,000
J.P. Morgan AG	425,000,000
Morgan Stanley Senior Funding, Inc	425,000,000
Barclays Bank Ireland PLC	340,000,000
Credit Suisse (Deutschland) Aktiengesellschaft	170,000,000
Total Sustainable Revolving Facility Commitments	3,600,000,000

Schedule 2

Conditions Precedent

Part 1

Conditions Precedent to Initial Utilisation

1.	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor and CEBA.

(b)	A copy of a resolution of the board of directors of each Original Obligor and CEBA:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party (including ratifying any Finance Documents entered into prior to the date of this Agreement);

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Original Obligor other than the Original Borrower, authorising the Original Borrower to act as its agent in connection with the Finance Documents.

(c)

A copy of passport, identity card or driver’s license or a specimen of the signature of each person that is (i) authorised by the resolution referred to in paragraph (b) above (unless already included in any of the aforementioned documents) in relation to the Finance Documents and related documents and (ii) actually to signing any such documents.

(d)

A certificate of an authorised signatory of the Company certifying that each copy document relating to it, CEBA and the Original Borrower specified in paragraphs (a) to (c) above is a correct and complete copy of the original and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(e)

A certificate of the Company (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

2.	Finance Documents

(a)	This Agreement executed by the members of the Group party to this Agreement

(b)	The Fee Letters executed by the Company.

(c)	The following Transaction Security Documents executed by the entities specified below opposite the relevant Transaction Security Document:

Name of entity	Transaction Security Document

The Company	Pledge agreement in respect of its shares in CEBA

CEBA	Pledge agreement in respect of its shares in the Original Borrower

(d)	Evidence that the perfection requirements as set out in the Transaction Security Documents listed in paragraph (c) above have been complied with.

3.	Legal Opinions

(a)	A legal opinion of Linklaters Advokatbyrå AB, legal advisers to the Finance Parties as to Swedish law substantially in the form distributed to the Original Lenders prior to the first Utilisation.

(b)	A legal opinion of Linklaters LLP, legal advisers to the Finance Parties as to English law substantially in the form distributed to the Original Lenders prior to the first Utilisation.

4.	Other Documents and Evidence

(a)	A certificate of the Company (signed by an authorised signatory) confirming that the Initial Public Offering Settlement Date has occurred.

(b)

A certificate of the Company (signed by an authorised signatory) confirming that Initial Public Offering Proceeds in amount equal to or in excess of USD 750,000,000 (or its equivalent in any other currency) net of transaction fees, costs and expenses and applicable taxes have been or will be (on an irrevocable basis) received.

(c)	A copy of the group structure chart setting out the ownership of the Group on the date of this Agreement.

(d)	A copy of the Original Financial Statements.

(e)	Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 15 (Fees) and Clause 20 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(f)	Evidence, by way of a release letter, of discharge of the Existing Debt Financing and release of all security and guarantees granted for such Existing Debt Financing.

(g)	Evidence that any process agent referred to in Clause 46.2 (Service of Process) has accepted its appointment.

(h)

As notified to the Company no later than five (5) Business Days prior to the date of this Agreement, any documents and other information reasonably requested by the Agent and/or any of the Lenders in order to comply with their customary “know your customer” requirements.

Part 2

Conditions Precedent Required to be Delivered by an Additional Obligor

1.	An Accession Letter, duly executed by the Additional Obligor and the Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents; and

(d)	authorising the Original Borrower to act as its agent in connection with the Finance Documents.

4.

To the extent required by law or the constitutional documents of the Additional Obligor, a copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party.

5.

A copy of passport, identity card or driver’s license or a specimen of the signature of each person that is (i) authorised by the resolution referred to in paragraph 3 above (unless already included in any of the aforementioned documents) in relation to the Finance Documents and related documents and (ii) actually to signing any such documents.

6.

A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing the Total Sustainable Revolving Facility Commitments would not cause any borrowing or guaranteeing or similar limit binding on it to be exceeded.

7.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in paragraphs 2 to 5 of this Part 2 of Schedule 2 relating to it is correct, as at a date no earlier than the date of the Accession Letter.

8.	If requested by the Agent (acting on the instruction of a Lender), the latest available audited financial statements of the Additional Obligor.

9.	A legal opinion of Linklaters LLP, legal advisers to the Arrangers and the Agent in England.

10.

If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

11.

If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 46.2 (Service of Process) has accepted its appointment in relation to the proposed Additional Obligor.

12.

A copy of any other Authorisation or other document, opinion or assurance specified by the Agent (acting reasonably), no later than 10 Business Days prior to the proposed accession date, to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

Schedule 3

Utilisation Request

From: [Borrower]*

To: [•] as Agent]

Dated:

Dear Sirs

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Borrower:	[•]

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Facility to be Utilised:	[Sustainable Revolving Facility]/[Sustainable Incremental Facility with an Establishment Date of [•]**

Currency of Loan:	[•]

Amount:	[•] or, if less, the Available Facility

Interest Period:	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Sustainable Revolving Facility Loan]/[The proceeds of this Loan should be credited to [account]].

5.	This Utilisation Request is irrevocable.

Yours faithfully

Authorised signatory for

[name of relevant Borrower]

[•]

*	Amend as appropriate. The Utilisation Request can be given by the Borrower, the Company or the Original Borrower.
**	Select the Sustainable Facility to be utilised and delete references to the other Sustainable Facility.

Schedule 4

Ancillary Facility Request

To:     [•] as Agent

From: [•] as Company

Dated:

Dear Sirs and/or Madams

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement. This is an Ancillary Facility Request. Terms defined in the Agreement have the same meaning in this Ancillary Facility Request unless given a different meaning in this Ancillary Facility Request.

2.	We wish to arrange for an Ancillary Facility to be established with the Ancillary Lender specified below (which has agreed to do so) on the following terms:

(a)	proposed Ancillary Borrower/Affiliate of Borrower: [•] (reg. no. [•])

(b)	proposed Ancillary Commencement Date: [•]

(c)	proposed expiry date of the Ancillary Facility: [•]

(d)	proposed type of Ancillary Facility: [•]

(e)	proposed Ancillary Lender: [•]

(f)	proposed Ancillary Commitment: [•]

(g)	Designated Gross Amount: [•]* and

(h)	proposed currency: [•]

3.	[Notes: [•].]**

4.	This Ancillary Facility Request is irrevocable.

Yours faithfully

authorised signatory for the Company

*	Include if the Ancillary Facility is an overdraft facility comprising more than one account.
**	Include if necessary.

Schedule 5

Form of Transfer Certificate

To: [•] as Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 27.6 (Procedure for Transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 27.6 (Procedure for Transfer) of the Agreement, all of the Existing Lender’s rights and obligations (including a proportionate part of the security interest under the Transaction Security Documents governed by Swedish law) under the Agreement and the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

3.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of Responsibility of Existing Lenders) of the Agreement. It is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender and each other Lender.

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Commitment/rights and obligations to be transferred

[Insert relevant details]

[Facility Office address and attention details for notices and account details for payments,]

[Existing Lender]

By:

[New Lender]

By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[Agent]

By:

Schedule 6

Form of Assignment Agreement

To: [•] as Agent and [•] as Company, for and on behalf of each Obligor

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 27.7 (Procedure for Assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights (including a proportionate part of the security interest under the Transaction Security Documents governed by Swedish law) of the Existing Lender under the Agreement and the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

6.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.5 (Limitation of Responsibility of Existing Lenders) of the Agreement. It is expressly agreed that the security created or evidenced by the Transaction Security Documents will be preserved for the benefit of the New Lender and each other Lender.

7.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Rights to be assigned and obligations to be released and undertaken

[Insert relevant details]

[Facility Office address and attention details for notices and account details for payments]

[Existing Lender]

By:

[New Lender]

By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Schedule 7

Form of Accession Letter

To:     [•] as Agent

From: [Subsidiary] and [Company]

Dated:

Dear Sirs

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 28.2 (Additional Borrowers)]/[Clause 28.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	The Company confirms that no Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

4.	[Subsidiary’s] administrative details are as follows:

Address:

Attention:

5.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[This Accession Letter is entered into by deed.]

[Company]

[•]

[Subsidiary]

[•]

Schedule 8

Form of Resignation Letter

To:     [•] as Agent

From: [resigning Obligor] and [Company]

Dated:

Dear Sirs

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [Clause 28.3 (Resignation of a Borrower)]/[Clause 28.6 (Resignation of a Guarantor) of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[•]*

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]

By:

[Subsidiary]

By:

*	Insert any other conditions required by the Facility Agreement.

Schedule 9

Form of Compliance Certificate

To:     [•] as Agent

From: [•] as Company

Dated:

Dear Sirs

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

[EBITDA was [•]]

[Tangible Solvency Ratio was [•]]

[Liquidity was [•]]

[Total Net Leverage Ratio was [•]]

3.	The Margin for each Loan under the Sustainable Revolving Facility should be [•]%.

4.	[We confirm that no Event of Default is continuing.]*

Signed

[Company]

[[CEO/[CFO]/[Authorised signatory]]

[[CEO/[CFO]/[Authorised signatory]]

*	If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 10

Timetables

	Loans in SEK	Loans in euro	Loans in sterling	Loans in other currencies
Currency to be available and convertible into the Base Currency (Clause 4.3 (Conditions relating to Optional Currencies))	—	—	—	On the day which is two Business Days before the first day of the Interest Period for the relevant Loan

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions Relating to Optional Currencies)	—	—	—	U-4

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 9.30 a.m.	U-3 9.30 a.m.	U-3 9.30 a.m.	U-3 9.30 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ Participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation)	U-3 Noon	U-3 Noon	U-1 Noon	U-3 Noon

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a Currency)	—	9.30 a.m. on the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan.	3.00 p.m. on the day which is one Business Day before the first day of the Interest Period for the relevant Loan	9.30 a.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

	Loans in SEK	Loans in euro	Loans in sterling	Loans in other currencies
Currency to be available and convertible into the Base Currency (Clause 4.3 (Conditions relating to Optional Currencies))	—	—	—	On the day which is two Business Days before the first day of the Interest Period for the relevant Loan

Agent gives notice in accordance with Clause 6.2 (Unavailability of a Currency)	—	Noon on the day which is two TARGET Days before the first day of the Interest Period for the relevant Loan.	5.30 p.m. on the day which is one Business Day before the first day of the Interest Period for the relevant Loan	5.30 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan.

“U”    =     date of utilisation or, if applicable, in the case of a Facility A Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U-X”    =     Business Days prior to date of utilisation.

Schedule 11

Form of Increase Confirmation

To:     [•] as Agent and [•] as Company, for and on behalf of each Obligor as Obligors’ Agent

From: [the Increase Lender] (the “Increase Lender”)

Dated:

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.6 (Increase) of the Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [•].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address and attention details for notices to the Increase Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.6 (Increase) of the Agreement.

8.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

Note:

The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[Insert relevant details]

[Facility Office address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted by the Agent and the Increase Date is confirmed as [•].

Agent

By:

Schedule 12

Reference Rate Terms

Part 1

Sterling

CURRENCY:	Sterling.

Cost of funds as a fallback	Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Baseline CAS:	Interest Period	Baseline CAS (per cent. per annum)

	One Month or less	0.0326

	Three Months or less but longer than one Month	0.1193

	Longer than three Months	0.2766

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)  subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, “Central Bank Rate Spread” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a)    the RFR for that Banking Day; and

(b)    the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)    if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(ii)   the Central Bank Rate for that RFR Banking Day; and

(iii)   the applicable Central Bank Rate Adjustment ; or

(c)    if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)  the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)   the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Baseline CAS is zero.

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Baseline CAS (if any).

Published Rate Contingency Period:	30 days.

Relevant Market:	The sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (b) of Clause 13.1 (Selection of Interest Periods))	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.2 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.3 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 2

Dollars

CURRENCY AND CATEGORY OF LOAN/UNPAID SUM/ACCRUAL: Dollars - Term Rate Loans and, prior to the Rate Switch Date for dollars, accrual of commission or fees.

Rate Switch Currency USD is a Rate Switch Currency.

Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.

Cost of funds as a fallback Cost of funds will apply as a fallback.
Definitions

Alternative Term Rate:	None specified.

Alternative Term Rate Adjustment:	None specified.

Backstop Rate Switch Date:	30 December 2021.

Break Costs:

The amount (if any) by which:

(a)    the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)    the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)  subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate:	The Term Reference Rate.

Primary Term Rate:	The London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate)

Published Rate Contingency Period:	30 days.

Quotation Day:	Two Business Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market for dollars, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	Quotation Day 11:00 a.m..

Relevant Market:	The London interbank market.

Reporting Day:	The Quotation Day.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (b) of Clause 13.1 (Selection of Interest Periods))	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.2 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.3 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

CURRENCY AND CATEGORY OF LOAN/UNPAID SUM/ACCRUAL: Dollars – Compounded Rate Loans and, on and from the Rate Switch Date for dollars, accrual of commission or fees.

Cost of funds as a fallback	Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)  subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:

(a)    The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)    if that target is not a single figure, the arithmetic mean of:

(i)  the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)   the lower bound of that target range.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, “Central Bank Rate Spread” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a)    the RFR for that Banking Day; and

(b)    the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)    if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)  the Central Bank Rate for that RFR Banking Day; and

(ii)   the applicable Central Bank Rate Adjustment ; or

(c)    if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)  the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)   the applicable Central Bank Rate Adjustment,

rounded, in each case, to four decimal places and if, in each case, the aggregate of that rate and the applicable Rate Switch CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Rate Switch CAS is zero.

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Rate Switch CAS (if any).

Published Rate Contingency Periods:	30 days.

Rate Switch CAS:	Interest Period Rate Switch CAS (per cent. per annum)

One Month or less 0.11448

Three Months or less but longer than one Month 0.26161

Longer than three Months 0.42826

Relevant Market:	The market for overnight cash borrowing collateralised by US Government Securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:	Any day other than (i) a Saturday or Sunday and (ii) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US government securities.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (b) of Clause 13.1 (Selection of Interest Periods))	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.2 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.3 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 3

SEK

CURRENCY: SEK - Term Rate Loans.

Rate Switch Currency SEK is not a Rate Switch Currency.

Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.

Cost of funds as a fallback Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	None specified.

Alternative Term Rate:	None specified.

Alternative Term Rate Adjustment:	None specified.

Break Costs:

The amount (if any) by which:

(a)    the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)    the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)  subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate:	The Term Reference Rate.

Primary Term Rate:	The Stockholm interbank offered rate administered and calculated by Swedish Financial Benchmark Facility (SFBF) (or any other person which takes over the administration and calculation of that rate) for SEK for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page STIBOR= of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate

Published Rate Contingency Periods:	30 days.

Quotation Day:	Two Business Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	Quotation Day 11:00 a.m. (Stockholm time).

Relevant Market:	The Stockholm interbank market.

Reporting Day:	The Quotation Day.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (b) of Clause 13.1 (Selection of Interest Periods))	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.2 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.3 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 4

Euro

CURRENCY AND CATEGORY OF LOAN/UNPAID SUM/ACCRUAL: Euro - Term Rate Loans.

Rate Switch Currency Euro is not a Rate Switch Currency.

Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.

Cost of funds as a fallback Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	A Target Day.

Alternative Term Rate:	None specified.

Alternative Term Rate Adjustment:	None specified.

Break Costs:

The amount (if any) by which:

(a)    the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)    the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 13.2 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)  subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate:	The Term Reference Rate.

Primary Term Rate:	The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen.

Quotation Day:	Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	Quotation Day 11:00 a.m. (Stockholm time).

Relevant Market:	The European interbank market.

Reporting Day:	The Quotation Day.

Published Rate Contingency Period:	30 days.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (b) of Clause 13.1 (Selection of Interest Periods))	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.2 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.3 (Cost of funds):	Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Schedule 13

Daily Non-Cumulative Compounded RFR Rate

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to 4 decimal places, with 0.00005 being rounded upwards) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

Schedule 14

Cumulative Compounded RFR Rate

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

Schedule 15

Form of Sustainable Incremental Facility Notice

To:	[•] as Agent

From: [•] as the Company and the entities listed in the Schedule as Sustainable Incremental Facility Lenders (the “Sustainable Incremental Facility Lenders”)

Dated:

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement. This is a Sustainable Incremental Facility Notice. This Sustainable Incremental Facility Notice shall take effect as a Sustainable Incremental Facility Notice for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in this Sustainable Incremental Facility Notice unless given a different meaning in this Sustainable Incremental Facility Notice.

2.	We refer to Clause 8 (Establishment of Incremental Facilities) of the Agreement.

3.	We request the establishment of a Sustainable Incremental Facility with the following Sustainable Incremental Facility Terms:

(a)	Currency: [•]

(b)	Total Sustainable Incremental Facility Commitments: [•]

(c)	Margin: [•]

(d)	Borrower(s) to which the Sustainable Incremental Facility is to be made available: [•]

(e)	Purpose(s) for which all amounts borrowed under the Sustainable Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Agreement: [•]

(f)	Availability Period: [•]

(g)	Sustainable Incremental Facility Conditions Precedent: [•]

(h)	Termination Date: [•]

(i)	Type of facility: revolving credit facility

4.	The proposed Establishment Date is [•].

5.	The Company confirms that:

(a)	each of:

(i)	the Sustainable Incremental Facility Terms set out above;

(ii)	the Margin applicable to the Sustainable Incremental Facility;

(iii)	the fees payable to any arranger of the Sustainable Incremental Facility; and

(iv)	the Termination Date,

comply with Clause 8.5 (Restrictions on Sustainable Incremental Facility Terms and fees) of the Agreement;

(b)	the Sustainable Incremental Facility Lenders set out in this Sustainable Incremental Facility Notice comply with Clause 8.1 (Sustainable Incremental Facility Lenders); and

(c)	each condition specified in paragraph (e)(i) of Clause 8.6 (Conditions to establishment) of the Agreement is satisfied on the date of this Sustainable Incremental Facility Notice.

6.

Each Sustainable Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Sustainable Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Agreement in respect of that Sustainable Incremental Facility Commitment.

7.	On the Establishment Date each Sustainable Incremental Facility Lender becomes: party to the relevant Finance Documents as a Lender.

8.

Each Sustainable Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 8.12 (Limitation of responsibility) of the Sustainable Facilities Agreement.

9.	This Sustainable Incremental Facility Notice is irrevocable and unconditional.

10.

This Sustainable Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Sustainable Incremental Facility Notice.

11.	This Sustainable Incremental Facility Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	This Sustainable Incremental Facility Notice has been entered into on the date stated at the beginning of this Sustainable Incremental Facility Notice.

Note:

The execution of this Sustainable Incremental Facility Notice may not be sufficient for each Sustainable Incremental Facility Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Sustainable Incremental Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Name of Sustainable Incremental Facility Lender	Sustainable Incremental Facility Commitment

The Company

By:

The Sustainable Incremental Facility Lenders

[•]

This document is accepted as a Sustainable Incremental Facility Notice for the purposes of the Agreement by the Agent and the Establishment Date is confirmed as [•].

The Agent

By:

Schedule 16

Form of Sustainable Incremental Facility Lender Certificate

To:       [•] as Agent and [•] as Company

From: [The Sustainable Incremental Facility Lender]

Dated:

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement and to the Sustainable Incremental Facility Notice dated [•]. This is a Sustainable Incremental Facility Lender Certificate. Terms defined in the Agreement have the same meaning in this Sustainable Incremental Facility Lender Certificate unless given a different meaning in this Sustainable Incremental Facility Lender Certificate.

2.	The Facility Office and address and attention details for notices of the Sustainable Incremental Facility Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are [•].

Sustainable Incremental Facility Lender

[Sustainable Incremental Facility Lender]

By:]

Schedule 17

Sustainability Indicators

Sustainability Indicator	Value	Target Value
	2019	2020	2021	2022

Water consumption at the Landskrona factory in L per L product produced	4	3.8	3.6	3.4

Energy consumption at the Landskrona factory in kW per L finished goods	0.38	0.372 (-2%)	0.365 (-2%)	0.358 (-2%)

Transport related carbon footprint at the Landskrona factory in g CO2e per L product produced	n/a	The electric transportation between production and ware-house facilities has been contracted	Transport related carbon footprint in g CO2e (per L produced) is reported in the 2020 Sustainability Report	Transport related carbon footprint in g CO2e (per L produced) is reported in the 2021 Sustainability Report

CO2 emissions avoided in tonnes	61	121	197	275

Schedule 18

Form of Sustainability Compliance Certificate

To:       [•] as Agent

From: [•]

Dated:

Dear Sirs

Oatly Group AB – SEK 3,600,000,000 Sustainable Revolving Credit Facility Agreement

dated [•] (the “Agreement”)

1.

We refer to the Agreement. This is a Sustainability Compliance Certificate. Terms defined in the Agreement have the same meaning in this Sustainability Compliance Certificate unless given a different meaning in this Sustainability Compliance Certificate.

2.	We confirm that the Realised Values in respect of each of the Sustainability Indicators for the financial year of the Company ending [____________] are as follows:

Sustainability Indicator	Target Value	Realised Value

Water consumption at the Landskrona factory in L per L product produced	[•]	[•]

Energy consumption at the Landskrona factory in kW per L finished goods	[•]	[•]

Transport related carbon footprint at the Landskrona factory in g CO2e per L product produced	[•]	[•]

CO2 emissions avoided in tonnes	[•]	[•]

3.	We confirm that we have therefore [achieved [____] Target Values] [not achieved any Target Values] for the financial year ending [__________].

4.	Signed

Name: [•]

Capacity: Director/Authorised Signatory

SIGNATURES

The Company

Oatly Group AB

Name: Toni Petersson

Capacity: Authorised signatory

Signature Page – Facility Agreement

The Original Borrower

Oatly AB

Name: Toni Petersson

Capacity: Authorised signatory

Signature Page – Facility Agreement

The Original Guarantor

Oatly AB

Name: Toni Petersson

Capacity: Authorised signatory

Signature Page – Facility Agreement

The Original Guarantor

Oatly Group AB

Name: Toni Petersson

Capacity: Authorised signatory

Signature Page – Facility Agreement

Bookrunning Mandated Lead Arranger

BNP Paribas SA, Bankfilial Sverige

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Bookrunning Mandated Lead Arranger

Nordea Bank ABP, Filial I Sverige

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Bookrunning Mandated Lead Arranger

Coöperatieve Rabobank U.A.

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Bookrunning Mandated Lead Arranger

Skandinaviska Enskilda Banken AB (publ)

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Mandated Lead Arranger

Barclays Bank Ireland PLC

Name:
Capacity:

Signature Page – Facility Agreement

Mandated Lead Arranger

J.P. Morgan AG

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Mandated Lead Arranger

Morgan Stanley Bank International Limited

Name:
Capacity:

Signature Page – Facility Agreement

Lead Arranger

Credit Suisse (Deutschland) Aktiengesellschaft

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Joint Coordinator

BNP Paribas SA, Bankfilial Sverige

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Joint Coordinator

Coöperatieve Rabobank U.A.

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Agent

Skandinaviska Enskilda Banken AB (publ)

Name:	Name:
Capacity:	Capacity:

Address: One Carter Lane, London, EC4V 5AN, United Kingdom

Email: agency@seb.co.uk

Attention: Loans Agency

With copy to:

Email: sco@seb.se

Attention: SEB Structured Credit Operations

Security Agent

Skandinaviska Enskilda Banken AB (publ)

Name:	Name:
Capacity:	Capacity:

Address: One Carter Lane, London, EC4V 5AN, United Kingdom

Email: agency@seb.co.uk

Attention: Loans Agency

Signature Page – Facility Agreement

Original Lender

Barclays Bank Ireland PLC

Name:
Capacity:

Signature Page – Facility Agreement

Original Lender

BNP Paribas SA, Bankfilial Sverige

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Original Lender

Credit Suisse (Deutschland) Aktiengesellschaft

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Original Lender

J.P. Morgan AG

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Original Lender

Morgan Stanley Senior Funding, Inc

Name:
Capacity:

Signature Page – Facility Agreement

Original Lender

Nordea Bank ABP, Filial I Sverige

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Original Lender

Coöperatieve Rabobank U.A.

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement

Original Lender

Skandinaviska Enskilda Banken AB (publ)

Name:	Name:
Capacity:	Capacity:

Signature Page – Facility Agreement